SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

HOME PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 31, 2011

Dear Stockholder:

The Annual Meeting of Stockholders of Home Properties, Inc. will be held on Tuesday, May 3, 2011, at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  The agenda for the Annual Meeting is expected to consist solely of a brief report on the outcome of the stockholder vote on the various matters upon which the stockholders have been asked to vote and will not include a formal presentation by management.

A Notice of Annual Meeting and a Proxy Statement are attached.  They describe the matters to be acted upon at the Annual Meeting.

Your vote on all the matters described in the Proxy Statement is very important.  Please sign, date and return the enclosed proxy card in the envelope provided.  Alternatively, you may choose to vote by telephone or Internet.  Voting by any of these methods before the meeting will ensure that your shares are represented at the meeting.

Thank you for your continued confidence in Home Properties.

Sincerely,

HOME PROPERTIES, INC.

Edward J. Pettinella
President and Chief Executive Officer

 HOME PROPERTIES, INC.
850 Clinton Square
Rochester, New York 14604
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2011
_______________________________________

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Home Properties, Inc. (the "Company") will be held on Tuesday, May 3, 2011 at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown, Rochester, New York.  At the Annual Meeting, stockholders will be asked to:

1.	Elect eight Directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are elected;
2.	Cast a non-binding advisory vote on executive compensation;
3.	Cast a non-binding advisory vote on the frequency of future executive compensation votes;
4.	Approve the Home Properties, Inc. 2011 Stock Benefit Plan;
5.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011; and
6.	Consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board” or the “Board of Directors”) set the close of business on March 8, 2011 as the record date for the Annual Meeting.  Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements.  (If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares.  Please give instructions as to how you wish your shares to be voted to the person responsible for your account.)

There are four ways to vote.  We encourage you to vote by Internet or telephone.
You can vote by:
-  Internet at http://www.proxyvoting.com/hme;
-  toll-free telephone at 1-866-540-5760;
-  completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope; or
-  written ballot at the meeting.

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on May 2, 2011, the day before the Annual Meeting.  You may change your vote or revoke your proxy at any time before the Annual Meeting:

-  by entering a new vote by Internet or telephone;
-  by returning a later dated proxy card;
-  by sending written notice to Ann M. McCormick, Secretary of the Company, at 850 Clinton Square,
   Rochester, New York 14604; or
-  by completing a written ballot at the Annual Meeting.

Rochester, New York	By Order of the Board of Directors
March 31, 2011

Ann M. McCormick
Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.
Important Notice Regarding the Availability of Proxy Materials
 for the Annual Stockholders Meeting to be Held on May 3, 2011:

This Proxy Statement and the 2010 Annual Report are available at
www.homeproperties.com/Investors

HOME PROPERTIES, INC.
Suite 850
Clinton Square
Rochester, New York 14604
_______________________________________

PROXY STATEMENT
_______________________________________

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 3, 2011

March 31, 2011
GENERAL INFORMATION

This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties, Inc. (the "Company") for use at the 2011 Annual Meeting of Stockholders of the Company (the "Annual Meeting").  The Annual Meeting will be held on Tuesday, May 3, 2011 at 9:00 a.m. at Clinton Square, 14th Floor, Rochester, New York.  The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is March 31, 2011.  The principal executive offices of the Company are located at 850 Clinton Square, Rochester, New York 14604.

Who May Vote?

Stockholders of the Company as of the Company’s record date, March 8, 2011, may vote.  On March 8, 2011, there were 38,344,584 shares of the Company’s Common Stock outstanding.  Each share of Common Stock has one vote.

How Do I Vote?

There are four ways to vote:
1.	by Internet at http://www.proxyvoting.com/hme;
2.	by toll-free telephone at (866) 540-5760;
3.	by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope; or
4.	by written ballot at the Annual Meeting.

How Does a Proxy Work?

The Company’s Board of Directors is asking for your proxy.  By giving us your proxy, you authorize the proxy holders (Edward J. Pettinella, the Company’s Chief Executive Officer, and David P. Gardner, the Company’s Chief Financial Officer) to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted in accordance with the recommendations of the Board of Directors.  The proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

What if a Broker Holds my Shares?

If you hold shares through someone else, such as a stockbroker, you will get proxy material from them and a card requesting your instructions on how to vote your shares.  If you want your vote to count with respect to Proposals 1, 2, 3 and 4, you must complete and return the card.  If a broker holds your shares and you do not instruct your broker how to vote, no votes will be cast on your behalf.  Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5).

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Votes withheld, abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present.  A “broker non-vote” refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which such broker or nominee does not have discretionary voting power to vote such share on one or more but not all proposals.

What Vote is Required to Approve Each Proposal?

Proposal 1:  The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of a Director.  For purposes of the election of Directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Proposals 2 and 3:  The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve 2010 executive compensation and the frequency of the advisory vote on executive compensation.   Abstentions and broker non-votes are not considered votes cast and will have no effect on the result of the votes.

Proposal 4:  The affirmative vote of a majority of the votes cast on Proposal 4 is required for approval of the Home Properties, Inc. 2011 Stock Benefit Plan, provided that the total vote cast on the Proposal represents over 50% in interest of all shares entitled to vote on the Proposal.  For purposes of the vote on Proposal 4, abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all common shares entitled to vote on the Proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Proposal 5:  The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.  For purposes of the vote on Proposal 5, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Can I Change My Vote?

You may revoke your proxy before it is voted at the Annual Meeting by entering a new vote by Internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company’s Secretary in writing prior to the Annual Meeting as follows:  Ann M. McCormick, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.

Can I Access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Report on the Internet?

The Notice of Annual Meeting, this Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the 2010 Annual Report to Stockholders are available on the Company’s website at www.homeproperties.com under the heading “Investors”.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated Stephen R. Blank, Alan L. Gosule, Leonard F. Helbig, III, Charles J. Koch, Thomas P. Lydon, Jr., Edward J. Pettinella, Clifford W. Smith, Jr., and Amy L. Tait to serve as Directors (the "Nominees").  Each of the Nominees is currently serving as a Director of the Company.  The Board of Directors anticipates that each of the Nominees will serve as a Director if elected.

After the election of the Nominees at the Annual Meeting, the size of the Board of Directors will decrease from twelve members to eight members.  Each of Nelson B. Leenhouts, Norman Leenhouts and Paul L. Smith has been a member of the Board of Directors since 1994 and is not eligible to stand for re-election to the Board because he is 75 years old.  The retirement policy for Board members contained in the Company’s Corporate Governance Guidelines provides that a director may not stand for re-election after they have reached the age of 75.  Josh E. Fidler has decided not to stand for re-election.

Any individual elected at the Annual Meeting is elected to serve as a Director until the 2012 Annual Meeting of Stockholders and until a successor has been elected.  The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Nominees as Directors.

Information Regarding Nominees for Director

The following paragraphs provide information as of the date of this proxy statement about each Nominee.  The information presented includes information the Directors have given us about their age, all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which they currently serve as a Director or have served as a Director during the past five years.  In addition to the information presented below regarding the Nominees’ specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a Director, we also believe that all of our Nominees have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Stephen R. Blank, age 65, has been a Director of the Company since 2009.  Since 1998, Mr. Blank has been a Senior Resident Fellow, Finance, at the Urban Land Institute (“ULI”), a non-profit education and research institute which studies land use and real estate development policy.  Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director - Real Estate Investment Banking of CIBC Oppenheimer Corp.  From 1989 to 1993, Mr. Blank was Managing Director of the Real Estate Corporate Finance Department of Cushman & Wakefield, Inc.  From 1979 to 1989, Mr. Blank served as Managing Director - Real Estate Investment Banking of Kidder, Peabody & Co.  From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group.  Mr. Blank is Chairman of the Board of Trustees of Ramco-Gershenson Properties Trust (NYSE: RPT) and a Director of MFA Financial, Inc. (NYSE: MFA).  For both companies, he also serves as Chairman of the Audit Committee and as a member of the Compensation Committee.  From May 1999 to February 2007, Mr. Blank was a member of the Board of Directors of BNP Residential Trust, Inc.  Mr. Blank is a graduate of Syracuse University and received a Masters in Business Administration degree in Finance from Adelphi University.

Mr. Blank’s knowledge of the real estate industry as evidenced by his position at ULI, his experience in the investment banking industry, including his expertise in public and private real estate finance, and his service on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

Alan L. Gosule, age 70, has been a Director of the Company since 1996.  Mr. Gosule is a partner in the law firm of Clifford Chance US LLP in New York, New York and has practiced law with that firm and its predecessor since 1991.  From 2002 to August 2005, he served as the Regional Head of Clifford Chance’s Real Estate Department for the Americas and, prior to 2002, was the Regional Head of the firm’s Tax, Pension and Employment Department for the Americas.  Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of that firm’s Management Committee and the Chairman of the Tax Department.  Mr. Gosule currently serves on the Boards of MFA Financial, Inc. (NYSE: MFA), F.L. Putnam Investment Management Company and Pioneer Natural Resources, GP, LLC, the general partner of Pioneer Southwest Energy Partners, L.P.  He also serves as a member of the Board of Trustees of the Ursuline Academy.  Mr. Gosule is a graduate of Boston University and received a Juris Doctor degree from Boston University Law School and an LLM in Taxation from Georgetown Law School.

Mr. Gosule’s experience as a lawyer and partner of a major international law firm (including prior service as Chair of the Tax and Real Estate Departments), his knowledge of tax law and related matters, including real estate investment trusts, and his experience in advising and serving on the boards and committees of other public and private companies led the Board to conclude that he should continue to serve as a Director.

Leonard F. Helbig, III, age 65, has been a Director of the Company since 1994.  Since September 2002 he has served as a Director of Integra Realty Resources in Philadelphia.  He is also an active owner and manager of various self storage and manufactured housing communities throughout the northeast.  Between 1980 and 2002 he was employed by Cushman & Wakefield, Inc. where he held various senior management positions.  From 1980 through 1987, he founded and served as National Director of that firm’s Valuation and Consulting Services.  From 1987 until 2002, Mr. Helbig served as President of Financial Services.  Between 1995 and 2000, he also served as Executive Managing Director of Asset and Property Management Services.  He was a member of Cushman & Wakefield’s Board of Directors and Executive and Management Committees.  He maintains active memberships in various international industry associations such as the ULI, the International Council of Shopping Centers and the National Multi Housing Council.  He also holds the MAI professional designation from the Appraisal Institute.  Mr. Helbig is a graduate of LaSalle University in Philadelphia with a Bachelor of Science degree in Industrial Management.

Mr. Helbig’s corporate management experience and his experience in the acquisition, disposition, development, leasing, management and appraisal of commercial and multifamily real estate led the Board to conclude that he should continue to serve as a Director.

Charles J. Koch, age 64, became a Director of the Company on March 1, 2010.  From 1973 to 2004, Mr. Koch was employed by Charter One Financial, Inc. and its wholly-owned subsidiary, Charter One Bank, N.A.  He was elected President and Chief Operating Officer in 1980, President and Chief Executive Officer in 1988 and Chairman, President and Chief Executive Officer in 1995.  He served in those capacities until the sale of Charter One Financial, Inc. to The Royal Bank of Scotland in 2004.  He was a Director of The Royal Bank of Scotland from 2004 until 2009.  He is currently a Director of Assurant, Inc. (NYSE: AIZ) where he also serves as a member of the Compensation Committee and as the Chair of the Finance and Investment Committee.  In addition, he is a Director of Citizens Financial Group (an affiliate of The Royal Bank of Scotland) and The Federal Home Loan Bank of Cincinnati where he also serves as a member of the Personnel, Governance and Finance and Risk Management Committees.  Mr. Koch is Chairman of the Board of Trustees of Case Western Reserve University and on the Board of Directors of John Carroll University.  He is a graduate of Lehigh University and holds a Masters in Business Administration degree from Loyola College of Maryland.

Mr. Koch’s experience as a Chief Executive Officer of a public company resulting in his broad understanding of the operational, financial and strategic issues facing a public company led the Board to conclude that he should continue to serve as a Director.

Thomas P. Lydon, Jr., age 62, became a Director of the Company on January 1, 2011.  Since 2003, Mr. Lydon has been President of The City Investment Fund, L.P., a $770 million real estate opportunity fund.  Prior to that, he served as President and Chief Executive Officer of SSR Realty Advisors Inc., which was retained by Metropolitan Life to expand its real estate management subsidiary.  He was a member of the National Association of Real Estate Investment Managers from 1998 to 2004 and served as its Chair from 2000-2002.  Mr. Lydon is a graduate of Syracuse University with a Bachelor in Business Administration degree with a major in Real Estate.

Mr. Lydon’s prior experience as President and Chief Executive Officer of organizations focused on the acquisition, management and disposition of commercial and multifamily real estate led the Board to elect Mr. Lydon as a Director and to recommend him for election by the stockholders.

Edward J. Pettinella, age 59, has served as President and Chief Executive Officer of the Company since 2004.  He is also a Director.  He joined the Company in 2001 as an Executive Vice President and Director.  From 1997 until February 2001, Mr. Pettinella served as President, Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc.  From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer.  Mr. Pettinella serves on the Board of Directors of Rochester Business Alliance, National Multi Housing Council and Syracuse University School of Business.  He is also a member of ULI and serves on the Board of Governors of the National Association of Real Estate Investment Trusts.  Mr. Pettinella is a graduate of the State University of New York at Geneseo and holds a Masters in Business Administration degree in Finance from Syracuse University.

Mr. Pettinella’s role as Chief Executive Officer responsible for the Company’s day-to-day operations and strategic initiatives, as well as his experience in corporate finance and public company operations, led the Board to conclude that he should continue to serve as a Director.

Clifford W. Smith, Jr., age 64, has been a Director of the Company since 1994.  Mr. Smith is the Epstein Professor of Finance of the William E. Simon Graduate School of Business Administration of the University of Rochester, where he has been on the faculty since 1974.  He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals.  Mr. Smith is a graduate of Emory University and has a PhD from the University of North Carolina at Chapel Hill.

Mr. Smith’s expertise in corporate finance, strategic planning, executive compensation and corporate governance, about which he has taught and written for many years, led the Board to conclude that he should continue to serve as a Director.

Amy L. Tait, age 52, has served as a Director of the Company since its inception in 1993.  From 1983 until 2001, Mrs. Tait also held several positions with Home Properties and its predecessor, Home Leasing Corporation, including Senior and Executive Vice President and Chief Operating Officer.  She resigned her full-time position as Executive Vice President in 2001 to spend more time with family.  She founded Tait Realty Advisors, LLC in 2001, and is currently the Chief Executive Officer and a Director of Broadstone Real Estate, LLC, which she co-founded in 2006.  She is also a principal in Broadstone Ventures, LLC, Broadstone Net Lease, Inc. and Broadstone Asset Management, LLC, all private commercial real estate management and investment companies.  Mrs. Tait is a Director of IEC Electronics Corp. (AMEX: IEC), where she also serves on the Audit Committee.  She is currently a member of the M&T Bank Rochester Regional Advisory Board and the Board of the Allendale Columbia School.  She also serves on the Executive Advisory Board of the William E. Simon Graduate School of Business Administration of the University of Rochester.  Mrs. Tait is a graduate of Princeton University and holds a Masters in Business Administration degree from the William E. Simon Graduate School of Business Administration of the University of Rochester.  She is the daughter of Norman Leenhouts and the niece of Nelson Leenhouts.

Mrs. Tait’s experience in all aspects of the real estate industry and her corporate finance background led the Board to conclude that she should continue to serve as a Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

BOARD MATTERS

Board Composition

The Company is managed by its Board of Directors.  If all of the Nominees are elected, the Board will have eight members.  Nelson B. Leenhouts, Norman Leenhouts and Paul L. Smith are not eligible to stand for re-election pursuant to the Board’s retirement policy.  In anticipation of those retirements, the Board concluded that it was desirable to add two new directors with the timing such that there would be a period of time when both the new and retiring directors would serve together.  As a result, the size of the Board was increased temporarily to twelve members.  With the three retirements and Josh Fidler’s decision not to stand for re-election, the Board decided, at least for the current time, to reduce the size of the Board from twelve members to eight.

Board Meetings

The Board holds regular meetings on a quarterly basis.  Pursuant to the Company’s By-Laws, the Board Chair, President or a majority of the Board of Directors may call for a special meeting of the Board.  During 2010, the full Board of Directors met four times, including regular and special meetings.  Each Director attended all of the Board’s meetings.

Board Independence

Seven of the Company’s eight Nominees are not employed by the Company.  The Board of Directors has determined that six of the seven non-employee Directors are “independent” within the meaning of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) current Director independence standards.  The independent Directors are: Stephen Blank, Alan Gosule, Leonard Helbig, Charles Koch, Thomas Lydon and Clifford Smith.  This represents more than a majority of the members of the Board of Directors.  The Directors determined by the Board not to be independent under the above standards were Edward Pettinella and Amy Tait.  Of the Company’s current Directors not standing for re-election, the Board has determined that Paul Smith and Josh Fidler are also “independent.”

In determining the independence of each Director, the Corporate Governance/Nominating Committee of the Board considered any relationships between the Company and the individual Director and the Director’s immediate family members as required under the applicable standards.  The Board, consistent with the view of the NYSE, determined that the ownership of even a significant amount of stock in the Company is not a bar to a finding of independence.  Consistent with this view of the NYSE, the Board also has determined that ownership of limited partnership units in Home Properties, L.P. (“UPREIT Units”) does not bar the Board from determining that a Director is independent.  Current Board members and Nominees Blank, Gosule, Helbig, Koch, Lydon and C. Smith and current Board members Fidler and P. Smith have no relationship with the Company other than their compensation and benefits as members of the Board and its Committees and ownership of the Company’s Common Stock and UPREIT Units (in the case of Mr. Fidler). Amy Tait and Norman Leenhouts are not considered to be independent because of their family’s interests in and control over Clinton Square, the building in which the Company has its headquarters as disclosed in “Transactions with Related Persons, Promoters and Certain Control Persons.”  Nelson Leenhouts is not independent because he was an employee of the Company until December 31, 2008.  Edward Pettinella is not independent as he currently is employed by the Company.

Board Evaluation

In 2010, each Board member participated in a written self-evaluation of his or her performance as a Board member as well as an evaluation of the Board as a whole.  The Board and members of senior management also participated in a written evaluation of the Chief Executive Officer.

Director Qualifications

The minimum qualifications for prospective Board members are a successful professional career as well as the potential to contribute to the effectiveness of the Board.  Beyond those minimum qualifications, the first priority in selecting members of the Board is to attract a group of individuals who will maximize shareholder value, which generally means attracting individuals of the highest capabilities.  Another focus is on individuals who demonstrate the highest ethical standards.  Critical Board functions involve setting the basic strategy of the Company, monitoring senior management and offering insight/expertise in the selection of tactics and operational policies, drawing on Directors’ experiences outside the Company. In discharging its responsibilities, the Corporate Governance/Nominating Committee considers diversity of experience and perspectives to be valuable. In considering Board composition and nomination for new Board members, the Corporate Governance/Nominating Committee focuses on several aspects of prior experience including real estate (especially multifamily real estate) experience, experience as a chief executive officer of a public company, accounting/audit experience, legal experience and academic experience.  Continuity also is viewed as a valuable Board asset, thus some diversity in ages among Board members is beneficial so that the Board does not face major turnover at any single date.  The Corporate Governance/Nominating Committee considers all of the foregoing diversity characteristics in making its recommendations for nominees to the Board of Directors and evaluates the effectiveness of its diversity policy annually.

Process for Identifying and Evaluating Nominees for Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director.  The Committee develops and updates a list of potential Board candidates who meet the Board qualifications as described above.  Candidates may come to the attention of the Committee through current Board members, stockholders, management or other individuals.  Mr. Lydon, who was elected to the Board effective January 1, 2011, was brought to the Committee’s attention and recommended for consideration by Mr. Blank and Mr. Gosule who, in addition to having professional contact with Mr. Lydon in the context of the real estate industry, also had served previously with him on another Board of Directors.  To date, the Committee has not utilized the services of a professional service firm to identify potential candidates, but it may do so in the future.  If a vacancy on the Board occurs or is anticipated, the Committee selects candidates to have personal meetings with members of the Committee, the Chair of the Board and the Chief Executive Officer.  Selected candidates would then be invited to meet with other Board members and management.  A candidate, if acceptable, would then be elected by the Board (in the event of a mid-term vacancy) or be nominated to stand for election at the next annual stockholders’ meeting.

Stockholder Nominees

The Corporate Governance/Nominating Committee will consider Director candidates proposed by stockholders on the same basis as it considers other potential candidates for Board membership.  Stockholders may submit nominations, which should include the name and address of the proposed candidate as well as biographical information evidencing that the proposed candidate meets the minimum qualifications and possesses the skills and expertise as required by the Board and as described above under “Director Qualifications.”  The submission must also include the candidate’s written consent to the nomination and to serve if elected.  To be considered for nomination for election at the 2012 Annual Meeting and inclusion in the Proxy Statement for the 2012 Annual Meeting of the Stockholders, stockholder submissions for nomination must be received at the office of the Company in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604, on or prior to December 2, 2011.

Director Communications

Stockholders and other interested parties may communicate with the Board of Directors by sending written materials to the Board or any of the Directors, including the non-employee or independent Directors as a group and the Chair of the Corporate Governance/Nominating Committee, in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.  They may also communicate confidentially or anonymously through use of the Company’s hotline at 1-877-888-0002.  The Company’s Secretary will relay all relevant written communications to the Board of Directors or individual members designated by the stockholder or other interested party.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through some of the committees of the Board, as disclosed in the descriptions of those committees and their charters.  The full Board has retained overall responsibility for the general oversight of risks.  The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Board Leadership Structure

The roles of Chief Executive Officer and Chair of the Board are separated in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board.  Because Nelson and Norman Leenhouts, our Co-Chairs, are not independent, the Board had appointed the Chair of the Corporate Governance/Nominating Committee, Clifford Smith, as lead Director to preside at all executive sessions of non-management Directors.  With the retirement of Nelson and Norman Leenhouts from the Board of Directors and as Co-Chairs, the Board carefully considered the optimal leadership structure and determined that the separation of the roles of Chair of the Board and Chief Executive Officer continues to be the optimal structure.  Following the Annual Meeting, and contingent upon his re-election to the Board, Clifford Smith will serve as Chair of the Board.  It is expected that, as Chair, Clifford Smith will attend all of the Committee meetings as a non-voting member.

BOARD COMMITTEES

Audit Committee

The Company has a separately designated standing Audit Committee.  The Audit Committee operates under a written charter approved by the Committee and the Board.  A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.

The Audit Committee currently consists of Stephen Blank, Alan Gosule, Charles Koch and Paul Smith, each of whom has been determined by the Board to be an independent Director.  Charles Koch was added as a member of the Audit Committee on March 1, 2010.  Paul Smith served as Chair of this Committee until its February 2011 meeting.  At the February 2011 Audit Committee meeting, Stephen Blank became Chair. Following the Annual Meeting, and contingent upon their re-election to the Board, the Audit Committee will consist of Stephen Blank, Alan Gosule and Charles Koch, with Stephen Blank continuing as Chair.

The Audit Committee assists the Board in fulfilling its responsibility for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with applicable laws and regulations including the Company’s own Code of Business Conduct and Ethics, and the Company’s internal and disclosure controls and procedures.  The Audit Committee also selects and oversees the Company’s independent registered public accounting firm.

The Audit Committee also oversees the operation of the Company’s risk management and risk assessment programs, including the identification of the primary risks to the Company’s business and interim updates of those risks.  The Company’s Vice President-Internal Audit, who functionally reports directly to the Audit Committee, assists in identifying, evaluating and implementing risk management controls and methodologies to address identified risks.  In connection with its risk management role, at each of its meetings the Audit Committee receives a written report from the Company’s Vice President-Risk Management and meets separately with representatives from the Company’s independent registered public accounting firm, the Company’s Vice President–Internal Audit and the Company’s senior financial executives and General Counsel.  The Audit Committee provides thorough reports to the Board that describe these activities.

The Audit Committee has adopted procedures for the receipt, retention and treatment of concerns and complaints about accounting, internal controls and auditing matters.  The Audit Committee oversees the existence of a “hot line” (1-877-888-0002) where such concerns and complaints can be reported anonymously.

The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is independent as required by applicable securities laws and by the listing standards of the NYSE.  No Audit Committee member serves on the audit committee of more than two other public companies.  In the exercise of its business judgment, the Board of Directors has also determined that each member of the Audit Committee is financially literate.  Finally, the Board has determined that each of Stephen Blank, Charles Koch and Paul Smith qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee works closely with management and the Company’s independent registered public accounting firm.  It meets quarterly to review the Company’s financial statements, and on other occasions, on an as-needed basis.  The Audit Committee met four times in 2010.  Each of the members attended all of the Committee’s meetings.  The Audit Committee conducted a self-evaluation for 2010.

Compensation Committee

The Company has a separately designated Compensation Committee.  The Compensation Committee operates under a written charter approved by the Committee and the Board.  A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.

The Compensation Committee currently consists of Stephen Blank, Josh Fidler, Leonard Helbig and Clifford Smith, each of whom has been determined by the Board to be an independent Director.  Leonard Helbig chairs this Committee.  Following the Annual Meeting, and contingent upon their re-election to the Board, the Compensation Committee will consist of Alan Gosule, Leonard Helbig, Charles Koch and Thomas Lydon with Leonard Helbig continuing as Chair.

The Compensation Committee reviews and approves, at least annually, the Company’s goals and objectives relevant to compensation of the Company’s executive officers, including the Chief Executive Officer, reviews on an annual basis the performance of the Chief Executive Officer in light of those goals and objectives, recommends to the other Directors for approval the Chief Executive Officer’s annual compensation, approves the compensation levels of the other executive officers, reviews significant employee benefit programs, and establishes and administers executive compensation programs.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile.  In addition, the Committee reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of the Senior Vice President-Human Resources and the Company’s General Counsel.  Compensation Committee meetings are regularly attended by the Chair of the Board, the Chief Executive Officer, the Senior Vice President-Human Resources, the Chief Financial Officer and the General Counsel so that those officers can provide information and answer questions about the Company’s compensation packages; employee, Company and business function performance; and competitive factors.  At each meeting, the Compensation Committee meets in executive session to make its determinations with respect to compensation matters.  The Compensation Committee’s Chair reports the Committee’s recommendation on executive compensation to the Board.

Independent advisors and the Company’s human resources department support the Compensation Committee in its duties and, along with the Chief Executive Officer and Senior Vice President-Human Resources, may be delegated authority by the Compensation Committee to fulfill certain administrative duties regarding the compensation programs.  The Compensation Committee has sole authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  It reviews the total fees paid to outside consultants by the Company to ensure that the consultants maintain their objectivity and independence when rendering advice to the Compensation Committee.

In 2010, the Compensation Committee retained the services of First Niagara Consulting Group (“First Niagara”) to assist with benchmarking activities as well as with an assessment of the possible risks associated with the Company’s compensation programs.  In the Fall of 2010, the Compensation Committee also retained FPL Associates, L.P. (“FPL”) to review and provide guidance on the Chief Executive Officer’s new employment agreement, to review the Company’s existing annual incentive program and provide guidance and recommendations on alternatives or modifications to that program and to provide ongoing support to the Compensation Committee, including assistance with benchmarking.  Neither First Niagara nor FPL provided other services to the Company in 2010 in excess of $120,000.

The Compensation Committee also consults with senior management and, in particular, the Chief Executive Officer and Senior Vice President-Human Resources in making determinations about the executive compensation program and the compensation of individual Executive Officers.

The Compensation Committee met six times in 2010.  Each of the members of the Compensation Committee attended at least 75% of the Committee’s meetings.  The Compensation Committee conducted a self-evaluation for 2010.

Corporate Governance/Nominating Committee

The Company has a separately designated Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee operates under a written charter approved by the Committee and the Board.  A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.

Pursuant to its charter, the Corporate Governance/Nominating Committee at all times consists of at least three Directors, all of whom are independent Directors and two of whom are the Chairs of the Audit and Compensation Committees.   This Committee currently consists of Stephen Blank, Alan Gosule, Leonard Helbig and Clifford Smith, each of whom has been determined by the Board to be an independent Director.  Clifford Smith currently chairs the Corporate Governance/Nominating Committee.  Following the Annual Meeting, and contingent upon their re-election to the Board, the Corporate Governance/Nominating Committee will consist of Stephen Blank, Alan Gosule and Leonard Helbig with Mr. Gosule serving as Chair.

The Corporate Governance/Nominating Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, evaluates the size, composition and organization of the Board, monitors implementation of specific corporate governance initiatives, reviews any stockholder proposals submitted to the Company and oversees the evaluation of the Board and the Chief Executive Officer.   A description of the qualifications considered by the Corporate Governance/Nominating Committee for Board nominees and the procedure for stockholder nominations are described earlier in this Proxy Statement.

The Corporate Governance/Nominating Committee met four times in 2010.  Each of the members of this Committee attended all of the Committee’s meetings.  The Corporate Governance/Nominating Committee conducted a self-evaluation for 2010.

Real Estate Investment Committee

The Company has a separately designated Real Estate Investment Committee.  The Real Estate Investment Committee operates under a written charter approved by the Committee and the Board.  A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.” In addition, the Company will provide a copy of the charter to anyone, without charge, upon written request addressed to the Corporate Secretary at Home Properties, 850 Clinton Square, Rochester, New York 14604.  The charter for the Real Estate Investment Committee requires that it consist of at least three Directors, at least a majority of whom shall be non-employee Directors.

Josh Fidler, Leonard Helbig, Nelson Leenhouts, Thomas Lydon, Edward Pettinella and Amy Tait are the current members of the Real Estate Investment Committee.  Amy Tait chairs this Committee.  Thomas Lydon was added as a member of this Committee effective January 1, 2011.  Following the Annual Meeting, and contingent upon their re-election to the Board, the Real Estate Investment Committee will consist of Stephen Blank, Leonard Helbig, Thomas Lydon, Edward Pettinella and Amy Tait, with Amy Tait continuing as Chair.

The purpose of the Real Estate Investment Committee is to review potential acquisitions, dispositions and developments and to approve, or to recommend to the full Board for approval, acceptable transactions pursuant to the authorization parameters established by the Board.

The Real Estate Investment Committee met eight times in 2010.  Each of the members of this Committee attended at least 75% of the Committee’s meetings.  The Real Estate Investment Committee conducted a self-evaluation for 2010.

BOARD COMPENSATION

In 2010, the Company paid its non-employee Directors an annual stipend of $30,000.  An additional stipend in the amount of $10,000 was paid to the Chair of each of the committees.  Nelson and Norman Leenhouts were each paid an additional annual stipend of $100,000 for their services as Co-Chairs and for additional services to be rendered in connection with the Company’s development, acquisition and disposition activities. The Co-Chairs also receive an additional annual allowance in the amount of $30,000 to reimburse them for costs associated with offices and administrative support that were previously provided by the Company.  Non-employee Directors were paid $1,400 for attendance (in person or by telephone) at each Board and committee meeting.  All of the amounts are paid quarterly.  In addition, in 2010, each of the non-employee Directors was issued 1,276 shares of restricted stock and 4,849 options pursuant to the Company’s 2008 Stock Benefit Plan.  The options were issued at an exercise price of $49.35 per share, which was the closing price of a share of the Company’s Common Stock on the date of grant.

It is expected that the Board will consider whether to make any changes to Board compensation at its May 2011 meeting.  At that time, it will also evaluate and approve any additional equity awards for the non-employee Directors.

Under the Second Amended and Restated Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) approved by the stockholders at the 2005 Annual Meeting, the non-employee Directors can defer up to 100% of their total annual cash compensation (including meeting fees) for three, five or ten years and their compensation in the form of restricted stock for five or ten years.  The Company matches 10% of the deferred cash amount.  The matching amount vests after three years.  A "phantom" stock account is established for each of the Director and the Company contribution amounts.  Each deferral and the Company contribution is reflected by crediting those accounts with the phantom equivalent of the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value (composite closing price on the New York Stock Exchange) as of the day before the compensation would otherwise have been paid, or with the number of shares of restricted stock deferred.  Participants' accounts are also credited with the number of shares of the Company's Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP”).  Payments out of the deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.  The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the non-employee Directors as are provided to eligible employees under the Company's Deferred Bonus Plan (the “Deferred Bonus Plan”).

Directors of the Company who are employees of the Company do not receive any compensation for their services as Directors. All Directors are reimbursed for their expenses incurred in attending Directors' meetings.

The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2010.  There are no amounts to report in the Non-Equity Incentive Plan Compensation and the Change in Pension Value and Nonqualified Deferred Compensation Earnings columns so these have not been included in the table.

2010 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Stephen R. Blank	48,200	62,971	20,996	6,027	138,194
Josh E. Fidler	55,200	62,971	20,996	13,076	152,243
Alan L. Gosule	48,200	62,971	20,996	14,214	146,381
Leonard F. Helbig, III	80,600	71,031	20,996	21,772	194,399
Charles J. Koch	33,400	62,971	20,996	2,220	119,587
Thomas P. Lydon, Jr.	-	-	-	-	-
Nelson B. Leenhouts(5)	189,400	62,971	20,996	6,027	279,394
Norman P. Leenhouts(5)	192,200	82,191	20,996	14,058	309,445
Clifford W. Smith, Jr.	79,200	70,891	20,996	23,941	195,028
Paul L. Smith	72,200	62,971	20,996	13,076	169,243
Amy L. Tait	59,600	62,971	20,996	13,076	156,643

(1)           Charles Koch became a director on March 1, 2010 and Thomas Lydon became a director on January 1, 2011.

(2)           Each of the listed Directors, except for Thomas Lydon, was granted 1,276 shares of restricted stock on May 11, 2010.  This column represents the grant date fair value on the date of issue in accordance with Accounting Standards Codification Topic 718 (“ASC Topic 718”).  For additional information, refer to Note 10 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC (“2010 Form 10-K”).  The 2010 Form 10-K also is included within the Annual Report delivered to stockholders with this Proxy Statement.  To the extent that a Director has elected to participate in the Director Deferred Compensation Plan, this column also includes the value of the 10% Company match.  Of the amounts listed in this column, the following amounts represent the value of the Company match: Leonard Helbig $8,060; Norman Leenhouts $19,220; Clifford Smith $7,920.

(3)           Each of the listed Directors, except for Thomas Lydon, was granted options to purchase 4,849 shares of the Company’s Common Stock on May 11, 2010.  This column represents the grant date fair value on the date of issue in accordance with ASC Topic 718.  This value was calculated using the Black-Scholes formula.  The formula resulted in a grant date fair value of $4.33 per share.  For additional information on the valuation assumptions with respect to the 2010 grants, refer to Note 10 of the Company’s financial statements in the 2010 Form 10-K.

(4)           This column includes:  (a) dividends paid on all shares of restricted stock held by each of the listed Directors whether receipt of the restricted stock was deferred or not; plus (b) value of all hypothetical dividends paid in 2010 on the 10% Company match shares in the listed Director’s deferred compensation account.

(5)           In addition to the above amounts, Nelson Leenhouts and Norman Leenhouts received $1,916 and $483, respectively, in dividends paid in 2010 on shares of restricted stock issued to them when they were still employees of the Company.

The following table shows the aggregate number of outstanding shares of restricted stock and options held by each non-employee Director at December 31, 2010.

Name(1)	Restricted Shares(2)	Unvested Options	Vested Options
Stephen R. Blank	2,917	9,649	1,200
Josh E. Fidler	5,955	14,321	5,432
Alan L. Gosule	5,955	14,321	26,232
Leonard F. Helbig III	7,530	14,321	12,232
Charles J. Koch	1,276	4,849	-
Thomas P. Lydon, Jr.	-	-	-
Nelson B. Leenhouts	3,466	15,356	41,115
Norman P. Leenhouts	4,955	16,854	17,164
Clifford W. Smith Jr.	7,530	14,321	19,232
Paul L. Smith	5,955	14,321	7,032
Amy L. Tait	5,955	14,321	12,232

(1)   Charles Koch became a Director on March 1, 2010.  Thomas Lydon became a Director on January 1, 2011.

(2)           Some of the Directors deferred receipt of their restricted stock pursuant to the Director Deferred Compensation Plan.  This column includes those shares as follows:  Leonard Helbig-6,590 shares; Norman Leenhouts-4,015 shares; and Clifford Smith-6,590 shares.

CORPORATE GOVERNANCE

Code of Ethics

A significant part of the Company’s culture is the focus on “doing the right thing.”  The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) to embody the Company’s commitment to continue to conduct business in accordance with the highest ethical standards.  The Code of Ethics applies to all employees and Directors of the Company.  The Code of Ethics covers such topics as conflicts of interest, proper use of Company property, complete and accurate reporting and disclosure of its business and financial results and compliance with laws.  Each employee and each member of the Board of Directors is required on an annual basis to acknowledge that they have received a copy of and reviewed the Code of Ethics and to disclose any situation that may conflict with the provisions of the Code of Ethics.

The Company has also adopted a Code of Ethics for Senior Financial Officers (“Senior Financial Officer Code of Ethics”) that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Treasurer and Controller.  These individuals also are required to comply with the Code of Ethics.

The Code of Ethics and Senior Financial Officer Code of Ethics meet the definition of “Code of Ethics” under the rules and regulations of the SEC and the listing standards of the NYSE.  Both Codes are available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the Codes to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.  Amendments to the Code of Ethics and Senior Financial Officer Code of Ethics that apply to the Executive Officers and Directors of the Company and any waivers granted thereunder to those individuals will be posted on the Company’s website.  The Audit Committee of the Board of Directors monitors the implementation and enforcement of both Codes.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines (the “Guidelines”) which meet the requirements of the listing standards of the NYSE and cover such topics as Director qualifications and responsibilities, Director access to management, and Director orientation and continuing education.  Some specific policies included in the Guidelines follow.

Retirement Age.  The retirement age for Directors is 75.

Change of Employment.  Any Director who changes jobs or employers or otherwise experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

Other Boards.  Without the approval of the Corporate Governance/Nominating Committee, Directors may not serve on the Boards of more than two additional public companies.

Stock Ownership.  Within five years of becoming a Director of the Company, Directors are required to have equity in the Company having a then current value of not less than $100,000.

Meeting Attendance.  Directors are expected to attend each annual stockholders’ meeting, all Board meetings and meetings of the Committees on which they serve.  All of the then current Directors attended the 2010 Annual Meeting of Stockholders.

Executive Sessions.  The non-management Directors are to meet at least quarterly in executive sessions and, at least once per year, without any Directors who are not independent Directors.  The Chair of the Corporate Governance/ Nominating Committee presides at the executive sessions.

A copy of the Guidelines is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the Guidelines to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

Executive Stock Ownership Guidelines

In keeping with its belief that aligning the financial interests of senior officers of the Company with those of the stockholders will result in enhanced stockholder value, in February 2011 the Board established ownership guidelines for those senior officers.  These guidelines provide that, prior to February 2014 or within three years of joining the Company or a promotion, whichever is later, the following officers should own shares equal to the following respective multiple of their annual base salary:  Chief Executive Officer-5 times; Executive Vice Presidents-3 times; and Senior Vice Presidents-2 times.  As of December 31, 2010, all executive officers who have been employed by the Company for more than four years were in compliance with the guidelines.

A copy of the Executive Stock Ownership Guidelines is available on the Company’s website at www.homeproperties.com under the heading “Investors/Governance Documents Highlights.”  In addition, the Company will provide a copy of the Executive Stock Ownership Guidelines to anyone without charge, upon written request addressed to the Corporate Secretary at Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company's executive compensation philosophy supports its mission of maximizing long-term value for stockholders by rewarding successful execution of its vision and short- and long-term strategic and operational goals, which are designed to achieve that mission.  The Company believes that its success, in large part, is attributable to the performance and dedication of its employees and, in particular, to the leadership efforts of its executive officers.  It is therefore important that the interests of executives be aligned closely with the interests of stockholders.

The Company’s executive compensation program for its Chief Executive Officer, Chief Financial Officer and the three other most highly compensated Executive Officers (our “Named Executive Officers”) has the following key objectives:

•	Attraction and Retention: The Company seeks to attract and retain highly capable executives both from within and outside the multifamily REIT industry by offering competitive total compensation.

•
Motivation: The Company endeavors to motivate its executives to maximize the long-term value of the Company by achieving certain operational and financial goals, while at the same time not encouraging unnecessary or excessive risk taking.

•
Linkage: The Company’s executive compensation program is tied directly to the operating, financial and stock performance of the Company since the payout under the bonus plan and the value of equity awards are directly impacted by that performance.  By ensuring that executives are rewarded in step with the Company’s performance, their interests are aligned with the interests of the Company’s stockholders.

The Company performed well in 2010 despite a challenging multifamily operating environment and a slow-moving economic recovery.

•
The Company achieved industry-leading growth in Net Operating Income (“NOI”) as demonstrated below.  The multifamily peer group NYSE ticker symbols appear on charts below.  (A description of the Company’s calculation of NOI is contained in the 2010 Form 10-K on page 37.)

•
The Company’s five-year absolute and ten-year compound annual total returns were above average with the five-year return representing the second highest return among the Company’s multifamily peer group.

•	Total revenue increased over 2009 as did the occupancy rate at the Company’s properties.

•	The Company’s dividend yield typically exceeds the multifamily peer group average.

In 2009, the Company also performed favorably.  It again led the peer group included on two of the charts on page 15 in same-store NOI growth.  In addition, five-year and ten-year total returns were well above average.

The Company’s 2009 and 2010 financial performance, including performance relative to peers, along with the individual performance of its executive officers, served as key factors impacting compensation decisions for 2010 in the following ways:

•
In light of the expectation of a continuing challenging economic environment and resulting concerns about the Company’s expected performance in 2010, the Compensation Committee made very limited (ranging from 0% to 3%) base salary adjustments.

•
Recognizing that the Company’s performance in 2009 also had been industry-leading and wanting to reward the Named Executive Officers for that performance and to further align the interests of those executives with the interests of the stockholders, compensation increases in 2010 were made in the form of additional equity grants.

•
Funds from Operations (“FFO”) and NOI continue to be used as the key metrics to determine executives’ annual cash incentive awards.  (A description of the Company’s calculation of FFO is contained on page 33 of the 2010 Form 10-K.)  The Compensation Committee believes that those metrics represent a balanced and consistent tool for evaluating performance.  In light of the fact that 2010 results exceeded expectations with respect to both those metrics, as well as the other achievements highlighted  later in this Compensation Discussion and Analysis, the Compensation Committee recommended and the Board approved the payment of 100% of the bonus earned by each of the Named Executive Officers.

The balance of this Compensation Discussion and Analysis contains a detailed discussion and analysis of the Company’s executive compensation program, including information about 2010 compensation to the Named Executive Officers.  Biographical information about the executive officers of the Company is included in the 2010 Form 10-K on pages 27-28.

Oversight of the Executive Compensation Program

The Compensation Committee (the “Committee”) is responsible for, among other things, establishing, administering and reviewing compensation plans and policies for executive officers and ensuring that these executive officers are compensated in a manner consistent with the philosophy and objectives outlined above.  The Committee also reviews and approves the Company's goals and objectives relevant to compensation of the executive officers, considers the structure of the Company's compensation program as it applies to all employees and administers the Company’s stock option plans (including awards to the executive officers).  When appropriate, the Committee recommends to the full Board changes to the executive and the general compensation plans.  In addition, on an annual basis, the Committee makes specific compensation recommendations to the Board relating to the Company's Chief Executive Officer and approves the compensation for the other executive officers.

For additional information on the members of the Committee and on the structure, scope of authority, and operation of the Committee, see “Compensation Committee” on page 8.

Setting Executive Compensation

Guiding Principles

It is the Committee's practice to provide a balanced mix of fixed compensation, in the form of salary and 401(k) savings plan match, and incentive compensation both short term, in the form of the annual cash incentive (bonus), and long term, in the form of options and restricted stock in order to align the current and long-term interests of executives with that of stockholders and to encourage executives to act in the interest of stockholders. The Committee takes into account the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the Chief Executive Officer and the other executive officers.  In addition, when reviewing executive compensation, the Committee also takes into account the appreciation or loss relating to options and restricted stock granted by the Company.  Although the Committee does not target a specific level of compensation relative to industry peers, for a typical year it generally seeks to provide total compensation (consisting of base salary, annual  incentives and equity incentives) between the 50th and 75th percentile of the market with factors such as market capitalization of the peers, an individual’s job performance and length of service, the current recruiting or retention market for the position and the value of the position impacting where the compensation for a particular executive falls within that range.  The Company’s financial and relative performance in a particular year might cause the Committee to make decisions that cause compensation to fall outside of that range for all or some of the executive officers.

The Committee believes it is necessary to assess the components of compensation to ensure that each component contributes appropriately to the achievement of the objectives of the executive compensation program in order to provide a market-competitive level of compensation and benefits, as well as to ensure the health of the Company, which benefits employees and stockholders alike.  The Committee considers whether any components of executive compensation might lead to excessive risk taking by management and has designed the executive compensation program to mitigate this possibility and ensure that compensation practices and decisions are consistent with the Company’s general risk profile.  It is the Committee's practice to discuss and evaluate data and make the most significant compensation decisions in a multi-step process over more than one meeting, so that Committee members have the ability to consider and discuss alternative courses of action, to request additional information as necessary and to raise and discuss related questions.

As part of its annual review process, the Committee reviews three tally sheets outlining the Chief Executive Officer’s compensation: (1) a three-year computation of total compensation broken down by each individual compensation component; (2) equity grants and stock ownership; and (3) compensation payable as a result of the CEO’s termination under various scenarios.  Each component of compensation is evaluated, first separately, and then as a whole, against achievement of established financial performance measures, corporate objectives and peer group market data described below in “Competitive Benchmarking”. All tally sheets are considered and influence the final recommendation regarding CEO compensation made by the Compensation Committee to the full Board for approval.  The full Board considers written evaluations of the Chief Executive Officer’s performance completed by each member of the Board. It also considers the performance evaluations completed by each of the executive officers who report directly to the CEO.  The Board meets in executive session to approve each component of compensation for the Chief Executive Officer.

Role and Responsibilities

The Compensation Committee has sole authority under its charter to retain advisors and consultants as it deems appropriate.  In 2010, the Committee retained First Niagara to assist it with its benchmarking activities relating to 2010 base salary adjustments and equity grants to the Named Executive Officers as well as with an assessment of the possible risks associated with the Company’s compensation programs.  In the Fall of 2010, the Committee also retained FPL to review and provide guidance on the Chief Executive Officer’s new employment agreement, to review the Company’s existing annual incentive program and provide guidance and recommendations on alternatives or modifications to that program and to provide ongoing support to the Compensation Committee, including assistance with benchmarking.

In addition to considering input provided by its outside consultants, the Committee also considers input from the Chief Executive Officer and the Senior Vice President-Human Resources in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers.  In particular, the Chief Executive Officer annually reviews the performance of each of the executive officers.  He also works with the Company’s human resources department to evaluate each component of compensation paid to the other executive officers separately and then as a whole against industry data, peer data, achievement of corporate and personal objectives and financial performance. The conclusions reached by the Chief Executive Officer and his recommendations for each compensation component for each of the other executive officers are presented to the Committee.  The Committee can exercise its discretion in modifying any recommended component of the executives’ compensation.

Members of the Company's human resources department support the Committee and its work and, in some cases, act pursuant to delegated authority to fulfill various functions in administering the Company's compensation programs.

Competitive Benchmarking

As part of its consideration as to the appropriateness of the executive officers' compensation, the Committee reviews market data for executives in the multifamily sector classification of real estate companies and for executives in comparably-sized companies in other sectors of the real estate industry.  The primary benchmark used in 2010 by the Committee for the Chief Executive Officer's compensation, as well as the compensation of the other Named Executive Officers, was the peer group in the multifamily REIT industry (the “Multifamily Peer Group”).  This is substantially the same peer group that is used to calculate the NOI component of the bonus payable pursuant to the Company's Incentive Compensation Plan, although the peer group used for bonus purposes (the “Bonus Peer Group”) includes two additional multifamily peers - Associated Estates Realty Corporation (AEC) and Post Properties, Inc. (PPS) - both of which are included in two of the charts on page 15.  See “Annual Incentive Awards” beginning on page 20.  The Multifamily Peer Group consists of companies against which the Committee believes it competes for talent and for stockholder investment. The Committee recognizes that the members of the Multifamily Peer Group vary in terms of the size of their market capitalization and takes this variation into account in its use of related data.  In using the data, the Committee also takes into account the Company’s financial performance as compared to that of the Multifamily Peer Group. In connection with compensation decisions made in 2010, the Multifamily Peer Group consisted of the following companies (whose NYSE ticker symbols appear in parenthesis).

•	Apartment Investment & Management Company (AIV)
•	AvalonBay Communities, Inc. (AVB)
•	BRE Properties, Inc. (BRE)
•	Camden Property Trust (CPT)
•	Colonial Properties Trust (CLP)
•	Equity Residential (EQR)
•	Essex Property Trust, Inc. (ESS)
•	Mid-America Apartment Communities, Inc. (MAA)
•	UDR, Inc. (UDR)

The Committee also considers market data from a broader peer group consisting of 13 additional non-multifamily REITs considered reasonably comparable in size and business scope (the “Size-Comparable REIT Peers”).  The companies selected represented a cross-section of business strategies, management structures, asset class and geographic footprints.  For 2010, the Size-Comparable REIT Peers consisted of the following companies (whose NYSE ticker symbols appear in parenthesis).

•	Brandywine Realty Trust (BDN)
•	CBL and Associates Properties, Inc. (CBL)
•	Corporate Office Properties Trust (OFC)
•	Cousins Properties Incorporated (CUZ)
•	Duke Realty Corporation (DRE)
•	Federal Realty Investment Trust (FRT)
•	First Industrial Realty Trust, Inc. (FR)
•	Highwoods Properties, Inc. (HIW)
•	Liberty Property Trust (LRY)
•	MACK-CALI Realty Corporation (CLI)
•	Regency Centers Corporation (REG)
•	Taubman Centers, Inc. (TCO)
•	Weingarten Realty Investors (WRI)

The Compensation Committee will periodically review and update the companies that compose its benchmarking group.

Compensation data for both peer groups is taken from their most recently available proxy statements and analyzed by members of the Company’s human resources department under the direction of the Committee with the assistance in 2010 of First Niagara.  In order to have available more current data, the Compensation Committee decided that for 2009 and beyond it would delay all compensation decisions, except for the amount of the bonus payable with respect to service the prior year, for the Company’s executive officers and the directors from its February meeting, when those decisions had historically been made, until its May meeting.  By May, both peer groups should have issued their annual proxy statements.  The amount of the bonus for the prior year’s service will continue to be determined at the Committee’s February meeting when actual results for the prior year are available.

Multifamily Peer Group and Size-Comparable REIT Peers’ compensation data is supplemented by survey data (collectively, the “Survey Data”) obtained from the National Association of Real Estate Investment Trusts (“NAREIT”), which is the trade association for REITs and publicly traded real estate companies with an interest in U.S. property and investment markets, and from Watson Wyatt and Mercer, global human resource consulting and survey firms.  The compensation data from NAREIT reflects the real property sector classification (including multifamily and other real estate sectors) and the compensation data from Watson Wyatt and Mercer reflects services industry companies with comparable revenue within the New York/Northeast and Mid-Atlantic regions.

In 2010, for the Chief Executive Officer and the Chief Financial Officer, the Committee reviewed the Multifamily Peer Group data, the Size-Comparable REIT Peers and the aggregated data of the entire peer group to determine the appropriate level of compensation.  For the other Named Executive Officers, peer group data is not as comparable as titles and the responsibilities associated with the positions vary from company to company.  Therefore, with respect to other Named Executive Officers, the Committee and the Chief Executive Officer relied more heavily on the Survey Data in their compensation deliberations. In certain instances, some interpolation between market data points was made as the responsibilities associated with a Named Executive Officer’s position did not match the responsibilities described as being associated with the data point.

Based on the data reviewed by the Committee, the Chief Executive Officer’s total compensation for 2010 was set at approximately the 50th percentile of the amount paid to the CEOs of the combined Multifamily Peer Group and Size-Comparable REIT Peers in 2009. Also, the Chief Financial Officer’s 2010 compensation was set at approximately the 50th percentile of the amount paid to CFOs of the combined peer group in 2009.  The Committee set the remaining Named Executive Officers’ 2010 total compensation ranging approximately between the 50th and the 60th percentile of the amount paid to similar executives (after some assessment of the comparability of responsibilities as described above.)  Based on the positive relative financial and operational performance of the Company in 2009 and 2010 during a very unsettled economic environment, the Committee was and remains comfortable with the amount, balance and structure of the compensation provided to the Named Executive Officers in 2010.

2010 Executive Compensation Components

For 2010, the primary elements of compensation for the Named Executive Officers were:

•	base salary,
•	annual incentive awards,
•	long-term equity incentive awards,
•	deferred compensation, and
•	retirement and other benefits.

The amount of cash compensation earned in 2010 in the form of salary and bonus in proportion to total compensation for the Named Executive Officers ranges from 40% to 53%, with the Chief Executive Officer receiving the lowest percentage of his total compensation in the form of cash.  The Chief Executive Officer also received the highest percentage among the Named Executive Officers of his cash compensation in the form of bonus rather than salary.  This is consistent with the Committee’s philosophy that the proportion of an individual’s total compensation that varies with Company performance should increase as the individual’s total compensation and business responsibilities increase.

Base Salary

The Company provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salaries for the executive officers, including the Named Executive Officers, are established based on the individual’s job responsibilities, performance and experience, including specific experience in the position, the Company’s overall budget for merit increases and the competitive environment.  On an annual basis, the Committee reviews and approves salary adjustments for the executive officers, other than the Chief Executive Officer, based on a review of competitive market data, an assessment of Company performance, as well as recommendations of the Chief Executive Officer. With respect to salary adjustments for the Chief Executive Officer, the Committee reviews competitive market data, assesses the annual performance reviews for the Chief Executive Officer completed by each member of the Board of Directors and his direct reports, assesses Company performance, and, after extensive discussion at a Committee executive session, makes a recommendation to the full Board for approval during a Board executive session.  Based on the unsettled economic environment, the Committee recommended and the Board approved no base salary adjustment for the Chief Executive Officer in 2010 and no or minimal adjustments for the other Named Executive Officers.

The approved annual base salaries for the Named Executive Officers for 2010 are listed on the “Summary Compensation Table” on page 27.

Annual Incentive Awards

The Company’s Amended and Restated Annual Incentive Plan (the “Bonus Plan”) was approved by the Board in February 2005 and is an annual cash incentive program that motivates executive officers and certain other full-time employees to maximize the Company's annual operating and financial performance and reward participants based on the Company’s annual performance. The Committee annually reviews the Bonus Plan to ensure it continues to provide the appropriate level and type of motivation consistent with the Company’s strategic, operational and financial objectives.

Bonus Plan participants are eligible to earn a cash incentive award based upon the Company’s performance on two measures: (1) growth in the Company’s FFO on a per share diluted basis from the previous year, and (2) growth in “same-store” (for 2010, this was properties owned since January 1, 2009) NOI from the previous year as compared to the NOI growth for the Bonus Peer Group (see definition on page 18).  When evaluating the appropriate metrics to use in the Bonus Plan, the Committee considered the Company’s strategic, operational and financial objectives, as well as industry-specific metrics typically used by peers, investors and analysts for measuring financial success.  FFO is considered by the Committee to be an important indicator of the Company’s overall financial performance. Same-store NOI relative to the Bonus Peer Group is considered by the Committee to be an important driver of real estate property values and thus stockholder value.  The Committee periodically reviews the Bonus Plan metrics and their respective weightings to ensure consistency with the Company’s business objectives.

Prior to the 2009 bonus, the Bonus Plan was weighted 75% to FFO growth and 25% to relative NOI growth.  For the 2009 bonus (payable in 2010), the Compensation Committee concluded that the NOI component was a better measure of success during difficult economic times because it measures performance relative to the Company’s peers.  Therefore, for purposes of calculating the 2009 bonus, the Compensation Committee used its discretion to decrease the FFO weighting to 50% and to increase the NOI weighting to 50%.  In light of the continuing unsettled economic environment, the Committee decided to retain the equal weighting of the metrics for the 2010 bonus (payable in 2011).

The Committee has discretion in determining the calculation of FFO for purposes of the Bonus Plan and may approve the exclusion, (in whole or in part) of certain non-recurring items from the Company’s published FFO results based on extraordinary events such as catastrophic natural disasters or other adverse events outside of the control of management as well as the receipt of income not related to the operations of the Company’s business.  The Bonus Plan specifically provides that gains and losses on sale and impairment charges are not to be included in the calculation of FFO.  For 2010, the Compensation Committee also approved the exclusion of expenses associated with 2010 acquisitions, since prior to recent accounting changes, those expenses would have been capitalized and had no impact on FFO.  Any items excluded from the calculation of FFO in any year are also excluded from the base for purposes of calculating FFIO growth the following year.

Unlike bonus plans adopted by many in the Bonus Peer Group, the Company’s Bonus Plan includes a range of possible outcomes rather than performance targets.  The number of bonus units awarded with respect to each of the FFO and NOI metrics range from a floor of 4.0 bonus units to a ceiling of 12.0 bonus units, each multiplied by 50% to reflect the FFO/NOI weighting.  If FFO or NOI are the same as the prior year, the participant receives 5.0 units. The number of units increases by one for each 1% growth in FFO or NOI over the prior year.  If there is a decline in FFO or NOI, the number of units earned decreases by 0.5 for each 1% of decline. At the beginning of each year, the Committee reviews the ceiling and the floor of the Bonus Plan.

If industry conditions merit, the Committee recommends to the Board that the ceiling or floor be revised.  The ceiling is intended to represent a difficult-to-achieve level of performance and the floor to represent a modest (but not poor) level of performance.  If the increase in FFO or NOI growth exceeds 7% (which results in a payment at the ceiling level of 12.0 units) or if the decline in FFO or NOI exceeds 2% (which results in a payment at the floor level of 4.0 bonus units), the Compensation Committee has discretion in determining bonus unit award levels that it will recommend to the Board of Directors for approval.  In such an event, the issues the Committee considers, among others, are economic conditions, the Company’s performance relative to the Bonus Peer Group and extraordinary events.

At the beginning of each year, the Committee assigns a bonus factor to the Chief Executive Officer and, with input from the Chief Executive Officer, assigns a bonus factor to each of the other Named Executive Officers.  Once the bonus units are calculated as described above, the same number of bonus units is used for each participant to calculate their bonus amount.  The dollar amount of bonus varies among participants based on the bonus factor assigned to each participant as well as each participant’s base salary.  The uniform bonus unit amount is multiplied by the individual participant’s assigned bonus factor.  The result is treated as a percentage which is then applied to that participant’s salary to arrive at the actual bonus amount earned, plus or minus discretionary factors.  The Compensation Committee believes that the Company’s executives are most able to directly impact the Company’s performance from a FFO and NOI perspective and thus to directly impact the number of earned bonus units that will be paid to all participants.  It is the Committee’s philosophy that the proportion of an individual’s total compensation that varies with individual and Company performance should increase as the individual’s business responsibilities increase.  For both of those reasons, the bonus factor assigned the Chief Executive Officer (13.0) is the highest currently available under the Bonus Plan.  The bonus factor applied to the two Executive Vice Presidents (9.0) is the next highest assigned under the Bonus Plan and the factor applied to the Senior Vice Presidents (7.0) is the third highest assigned under the Bonus Plan.  The Compensation Committee expects that, under normal economic conditions, the Chief Executive Officer will earn bonus payments approximately equal to 100% of his base salary and the other executives will earn bonus payments equal to approximately 50% to 75% of their base salaries.  With 8.0 being at the mid-range of the bonus units that can be earned under the Bonus Plan (between 4.0 and 12.0 as described above), the bonus factors assigned to each of the executives are designed to accomplish the expected results.  The bonus factor assigned to each of the Named Executive Officers for 2010 can be found on page 28 in footnote 4 to the “Summary Compensation Table”.   For performance in 2010, the Chief Executive Officer’s bonus was 84% of his base salary.  For the other Named Executive Officers, bonuses ranged from 45% to 58% of their base salaries.

The Committee has discretion to determine and recommend to the Board what portion of the annual cash bonus otherwise earned should be paid to the Chief Executive Officer.  In making its determination as to what portion of the 2010 annual incentive (paid in 2011) should be paid to the Chief Executive Officer, the Committee considered a variety of factors including leadership and managerial competencies, execution of the Company’s business plan and overall business strategy, the Company’s absolute and relative financial performance, as well as results from the performance appraisals completed by directors and the Chief Executive Officer’s direct reports.   Specifically for 2010, the Committee considered the following:

•	The Company ranked number one in 2010 among the Bonus Peer Group in terms of relative same-store NOI growth.

•
The Company ranked second in 2010 for net acquisitions as a percent of market capitalization, adding nine properties for a total of 2,614 units.  The total acquisition price was $339 million and the properties produced an immediate positive impact on FFO.

•	During 2010, the Company was able to maintain occupancy at its properties at approximately 95% with no material rental rate reduction.

•
Management led several successful initiatives to improve the Company’s liquidity such as refinancing $427 million of mortgages, including $281 million that were to mature in 2011 reducing the average interest rate from 5.99% to 4.68%.

The Committee considered the above factors, along with the very favorable evaluation of Mr. Pettinella by senior management and the Board, and in February 2011 recommended, and the Board approved, payment to the Chief Executive Officer of 100% of his earned 2010 annual incentive.  With respect to determination of final annual incentive awards to other executive officers, including the Named Executive Officers other than the Chief Executive Officer, up to 50% of the award payment is discretionary.  The Chief Executive Officer determines what portion of the annual incentive otherwise earned should be paid to the executive officers through the evaluation of three performance criteria: (1) results of the participant’s department, (2) the participant’s performance, and (3) the participant’s relative influence on the Company’s performance.  Based on the Chief Executive Officer’s consideration of all of these criteria, each of the other Named Executive Officers received 100% of the 2010 annual incentive earned under the Bonus Plan.  From time to time, the Committee may decide to provide more than the amount of the incentive award earned under the Bonus Plan in recognition of extraordinary efforts.  Reasons for this extra payment could include successful completion of a special project, singular leadership on an important initiative and a temporary or short-term significant increase in job responsibilities.  No amounts in excess of the amounts earned under the terms of the Bonus Plan were awarded to the Named Executive Officers with respect to their 2010 annual incentive.

On an annual basis, the Company enters into a Bonus Repayment Agreement with each of the Named Executive Officers and all other executive officers as well as the Controller.  The Agreement states that the Company may recover cash incentive compensation in the event of a restatement of financial results.  Under the Agreement, each individual is required to return to the Company so much of the cash bonus paid to them for services rendered during the restated period that would not have been paid if the restated financial results originally had been stated correctly.

Part of the services being provided to the Compensation Committee by FPL Associates relates to a new annual incentive program.  The Committee is continuing to work with FPL to finalize a structure for the new plan, which is expected to simplify the bonus structure and enhance transparency, while preserving the intent and key performance metrics in the existing plan.

Awards made to the Named Executive Officers under the Bonus Plan in 2011 for performance in 2010 are reflected in the “Summary Compensation Table” on page 27.

Long-Term Equity Incentive Awards

Equity incentive awards are provided to the Company’s Named Executive Officers, as well as other key employees, in order to increase their personal stake in the Company’s success and motivate them to enhance the long-term value of the Company. Although the Committee does not target a specific mix of equity versus cash compensation when setting awards each year, it does strive to deliver a relatively large portion of the Named Executive Officers’ overall compensation in the form of equity.  The “Summary Compensation Table” demonstrates that, in the aggregate, most of the increase in total compensation paid to the Named Executive Officers over the prior three years has been in the form of increased equity grants.

By using a mix of stock options and restricted stock, the Company is able to encourage employees to seek long-term appreciation in the value of the Company's Common Stock and retain key employees.  On an annual basis, the Committee reviews and approves the equity incentives to be issued to each of the Named Executive Officers for that year.  At the same time, it makes a recommendation relating to the Chief Executive Officer to the full Board for approval at an executive session.

In determining equity incentive awards for 2010, the Committee reviewed stock compensation of the Chief Executive Officer and each of the other executive officers in light of various factors, including both Company and individual performance for the prior year, the other elements of their compensation, their overall equity interest in the Company, a comparison to the Multifamily Peer Group and the value of long-term compensation paid to other executive officers of the Company.  For 2010, the Committee determined that a mix of approximately 75% restricted stock and 25% options was appropriate for the senior executives.

The level of stock awards to be granted is based on the dollar value of the grant when made rather than a fixed number of shares.  The Committee adjusts the value and the mix on an annual basis depending on various factors including the competitiveness of the executive’s overall total compensation and the executive’s performance.  There is no established target for long-term equity incentive awards for any of the Named Executive Officers either as a dollar value or as a percentage of their total compensation.  Rather, the Compensation Committee reviews this component of each Named Executive Officer’s total compensation on an annual basis.

The Committee recommended an increase in the equity value to be awarded to the Chief Executive Officer in 2010 to demonstrate confidence in his leadership and to continue to focus the Chief Executive Officer on increasing shareholder value.  The Committee recommended and the Board approved an increase in equity value of $100,000 in Mr. Pettinella’s equity value.  To recognize the Chief Financial Officer’s role in leading some successful capital market initiatives in 2010, the Committee approved an increase of $50,000 in Mr. Gardner’s equity value.

Equity incentive awards made to the Named Executive Officers in 2010 are described in the “2010 Grants of Plan-Based Awards Information” on page 28.

The Committee follows a strict grant practice policy.  As has always been the case, the value of restricted shares awarded and the exercise price of options granted is the price of a share of the Company’s Common Stock as of the close of business on the grant date.  With respect to the annual issuance of options and restricted stock, the grant date is set by the Compensation Committee at its first meeting each year and must: (1) be a business day on or after the date that the grant is approved by the Compensation Committee or the Board of Directors, as applicable; and (2) must occur during the trading window (pursuant to the Company’s internal policies) next following the approval date.  With respect to equity issuances to new employees, the grant date is the first day of the trading window following the date of the next regularly scheduled Compensation Committee meeting to occur following the hire date.  This policy ensures that grants are made shortly after earnings announcements so that the market has fully adjusted for the results before the grants are made.

Deferred Compensation

The Company also has a Deferred Bonus Plan which permits certain employees, including the Named Executive Officers, to defer up to 100% of their annual cash bonus awarded under the Bonus Plan for three, five or ten years.  As additional incentive for deferring the receipt of annual cash bonuses, the Company matches 10% of the amount deferred.  The Company match vests after three years.  The purpose of the Deferred Bonus Plan is to assist key employees with their individual tax and financial planning and to permit the Company to remain competitive in attracting, retaining, motivating and rewarding key employees who can directly influence the Company’s operating results.

Further details with respect to the Deferred Bonus Plan and voluntary deferrals under that Plan are provided in the “2010 Summary Compensation Information” on page 26 and in “2010 Nonqualified Deferred Compensation” on page 32.

Retirement and Other Benefits

All employees of the Company are eligible to participate in the Company’s 401(k) Savings Plan and the Company’s disability plan.  In addition, the Named Executive Officers, and certain other employees, are eligible to participate in the Company’s Supplemental Income Protection Plan.

401(k) Savings Plan

Under the 401(k) Savings Plan, all Company employees, including the Named Executive Officers, earn the right to receive certain benefits upon retirement.  The Company will match 75% of the first 4% of each participant’s contribution not to exceed up to 3% of that participant’s eligible wages.

The Company believes that it has an appropriately competitive 401(k) Savings Plan for all of its employees and therefore does not provide any additional retirement benefits to executives.

Supplemental Income Protection Plan

The Supplemental Income Protection Plan is a long-term disability plan that provides, among other things, 75% income replacement for total disability and return-to-work benefits such as rehabilitation services and recovery benefits to employees who earn over $60,000, and who have been assigned a bonus factor under the Bonus Plan of 3% or higher.  The Company affords this benefit to its key employees, including the Named Executive Officers, in order to provide competitive employee benefit programs and to help mitigate any loss of income by a key employee due to a long-term disability.

Health and Life Insurance

Health and life insurance benefits are provided to the Named Executive Officers on the same basis as they are provided to other employees of the Company.

Perquisites and Other Personal Benefits

The Committee has adopted and the Board has approved a policy of not providing perquisites to its executives unless they also are available to all other full-time employees of the Company.  For example, the Company does not provide payment or reimbursement for costs associated with the use of Company vehicles, country club memberships, tax preparation and financial consulting fees or similar benefits frequently provided by other companies.  The Company believes that other elements of its compensation program sufficiently attract and retain superior employees for key positions and there is no present need to provide perquisites and other personal benefits frequently provided by other companies.

Employment Agreements

In general, it is the Company’s policy not to enter into employment agreements with, or provide executive severance benefits (other than change in control arrangements described below) to its executive officers.  As a result, the Named Executive Officers serve at the will of the Board of Directors.  The only exception to this policy is the individual employment agreement with Mr. Pettinella, which was originally entered into on May 17, 2004 (the “2004 Employment Agreement”) and which was amended and restated effective January 1, 2007.  The 2004 Employment Agreement as amended and restated provided that Mr. Pettinella would continue to serve as President and Chief Executive Officer of the Company until December 31, 2008.  The term of the 2004 Employment Agreement subsequently was extended to December 31, 2010, with no other changes.

On December 29, 2010, the Company entered into a new employment agreement with Mr. Pettinella (the “2010 Employment Agreement”). The 2010 Employment Agreement was effective January 1, 2011.  The Compensation Committee retained FPL to provide market information on chief executive officer compensation as well as to review the terms of the 2010 Employment Agreement to ensure that they were consistent with the market data.  The 2010 Employment Agreement provides that Mr. Pettinella will continue to serve as President and Chief Executive Officer of the Company until December 31, 2013.  It specifies a minimum base salary of $550,000 but does not specify a fixed incentive compensation or the level of stock option grants and restricted stock awards, each of which is at the discretion of the Compensation Committee of the Board of Directors.  However, he is assured of the payment of a 2.9 multiple of his salary and bonus in the event that the agreement is terminated by the Company without cause or by Mr. Pettinella with good reason.  The bonus payment is to be 2.9 times the greater of:  (i) his target bonus for the year termination occurs; or (ii) the average bonus paid to Mr. Pettinella for services rendered in the three years prior to termination.  In the event of such a termination, any performance-based equity awards would vest at the greater of:  (i) the target amount (if any); or (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination.  He also is entitled to the continuation of his fringe benefits for two years following termination. Mr. Pettinella also is to receive benefits under the Company’s Executive Retention Plan (described below) in the event his employment is terminated following a change in control.  The Committee and the full Board believe that Mr. Pettinella’s agreement is in the best interest of the Company and its stockholders in order to provide stability to the Company and that it is an appropriate expression of their confidence in Mr. Pettinella and represents a level of commitment to Mr. Pettinella that is necessary in order to retain the services of a talented executive in a competitive market.  Mr. Pettinella’s agreement also includes non-compete and confidentiality provisions, and the Committee and the full Board also believe that these commitments are of significant value to the Company and its stockholders.

Change in Control Arrangements

In 1999, the Committee and the full Board determined that it was in the best interest of the Company and its stockholders to assure that the Company will have the continued dedication of its key executives and employees in the event of a threat or occurrence of a change in control.  They continue to believe that it is in the best interests of the stockholders to diminish the inevitable distraction of these individuals because of personal uncertainties and risks created by possible consolidation in the REIT industry and to encourage the executives’ full attention and dedication to the Company’s business currently and in the event of any threatened or pending change in control.  As a result, the Company adopted an Executive Retention Plan that provides for severance benefits to the Company’s officers, including the Named Executive Officers, and certain employees, upon a change in control.  The Committee and the full Board believe that the triggering events stipulated in the Executive Retention Plan for equity acceleration are appropriate so that key executives and employees remain with the Company despite a climate of industry consolidation.

In February 2011, the Board approved the adoption of an Amended and Restated Executive Retention Plan.  The revised plan eliminated the excise tax gross-up payment to certain executives, including the Named Executive Officers, and the rights, under the earlier plan, of those executives to terminate employment for any reason during a 30-day window following the one-year anniversary of the change in control.  The Committee and the full Board have reviewed the change in control plans of the Multifamily Peer Group described above and determined that the arrangements under the Executive Retention Plan as revised are competitive with those of other companies in the REIT industry.  This Plan provides the executives and other employees with compensation and benefit arrangements upon a change in control that are designed to assure that such attention and dedication are likely.  Severance benefits for the Named Executive Officers under the revised Executive Retention Plan provide that if, within two years following a change in control, an executive’s employment is terminated by the Company other than for cause, or by the executive with good reason,  the executive is eligible to receive:  (1) two times base salary and two times the greater of:  (a) the target bonus for the year termination occurs; or (b) the average bonus paid to the executive in the three years prior to termination; and (2) payment of accrued/deferred bonus amounts.  In addition, all stock options and restricted stock outstanding become fully vested.

Pursuant to both the 2004 Employment Agreement and the 2010 Employment Agreement, the benefits to be paid to the Chief Executive Officer under the Executive Retention Plan are the same as those provided in the Executive Retention Plan to other Named Executive Officers, except that the Chief Executive Officer is paid three times his base salary and three times the bonus amount.  The Committee believes that this level of change in control severance benefit is appropriate to ensure Mr. Pettinella’s full attention to the Company’s business and the stockholders’ best interests in light of the consolidation environment in the REIT industry and in order to be competitive with the benefits provided by other companies in the REIT industry.

A more detailed description of the Executive Retention Plan and a schedule showing the amount of estimated payments and benefits payable to the Named Executive Officers upon various termination scenarios and a change in control are disclosed under “Potential Payments upon Termination or Change in Control” beginning on page 33.

Tax Implications - Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company’s stockholders.  The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income.  The Compensation Committee’s compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the above Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

Leonard F. Helbig, III, Chair
Stephen R. Blank
Josh E. Fidler
Clifford W. Smith, Jr.

2010 SUMMARY COMPENSATION INFORMATION

As described in the “Compensation Discussion and Analysis”, the Named Executive Officers are compensated with a combination of salary, non-equity incentive compensation, equity compensation and certain other benefits.  Perquisites are not provided to executives unless they also are available to all other full-time employees of the Company.

Of the Named Executive Officers, only Edward Pettinella has an employment agreement.  The level of incentive compensation and equity grants are, pursuant to the terms of both the 2004 Employment Agreement and the 2010 Employment Agreement, to be determined by the Compensation Committee and approved by the Board.  There are no minimum or maximum levels provided in either Agreement, other than his current base salary of $550,000 is set as the minimum level for that component of his compensation under the 2010 Employment Agreement.

Prior to 2009, the Compensation Committee (and, in the case of the Chief Executive Officer, the Board of Directors) approved salary adjustments at their February meetings.  The adjustments were effective in mid-March of each year.  Beginning in 2009, the Compensation Committee (and in the case of the Chief Executive Officer, the Board of Directors) approves salary adjustments at their May meetings.  This gives the Compensation Committee the opportunity to review more current data for the peer companies.  It also results in salary adjustments and equity grants being considered and approved at the same time.  Salary adjustments are retroactive to March 15.

The salaries listed therefore reflect the salary paid during the specified year at the level approved in February or May of the prior year, as applicable, for the period from January 1 to March 15 of the specified year and the salary level approved in February or May, as applicable, of the specified year for the period from March 16 to December 31 of that year.

Amounts listed in the table under Non-Equity Incentive Plan Compensation represent payments received by the Named Executive Officers under the Bonus Plan for services rendered in 2008, 2009 and 2010.  Payment of the 2010 amount was approved by the Compensation Committee (and, in the case of the Chief Executive Officer, the Board of Directors) at their February 2011 meetings and payment was made in February 2011.  The Bonus Plan is described in more detail in the above “Compensation Discussion and Analysis”.  For 2010, the Company reported FFO growth (calculated as provided in the Bonus Plan) of negative 1.75%, which produced 2.08 bonus units for the FFO metric.  For 2010, the Company reported same-store NOI growth of 1.73%.  This exceeded the Bonus Peer Group’s reported results of negative 2.06% and produced 4.40 bonus units for the NOI growth metric for a total of 6.48 bonus units.

Pursuant to the Deferred Bonus Plan, eligible employees, including the Named Executive Officers, can elect to defer up to 100% of their bonus under the Bonus Plan for three, five or ten years.  The Company matches 10% of the amount deferred (referred to as the “10% Company Match”), which amount vests after three years.  A "phantom" stock account is established for both amounts.  Each deferral and 10% Company Match is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value as of the day before the bonus would otherwise have been paid.  The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock.  Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company's DRIP.  Payments out of deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

The following table sets forth the compensation paid to or earned by the Named Executive Officers during  2008, 2009 and 2010.  There are no amounts to report in the Bonus and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns so they have not been included.  Annual cash incentives under the Company’s Bonus Plan are listed below under the Non-Equity Incentive Plan Compensation column.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Edward J. Pettinella,	2010	550,000	1,089,993	329,999	463,335	110,258	2,543,585
President and Chief	2009	550,000	725,969	593,996	346,071	100,124	2,316,160
Executive Officer	2008	550,000	588,457	481,497	737,187	83,201	2,440,342

David P. Gardner,	2010	338,888	427,223	125,748	197,650	49,478	1,138,987
Executive Vice President	2009	334,970	276,624	226,348	145,913	48,328	1,032,183
and Chief Financial Officer	2008	320,000	276,647	226,347	296,943	43,018	1,162,955

Ann M. McCormick,	2010	285,000	326,204	108,750	166,222	41,409	927,585
Executive Vice President	2009	282,308	226,588	185,397	122,974	41,711	858,978
and General Counsel	2008	272,000	226,557	185,396	252,404	37,356	973,713

Scott A. Doyle,	2010	260,000	268,390	87,499	117,944	33,083	766,916
Senior Vice President	2009	257,933	157,258	125,098	87,388	30,893	658,570
	2008	250,000	156,387	120,596	180,437	26,015	733,435

John E. Smith,	2010	240,000	213,735	71,249	108,872	29,871	663,727
Senior Vice President	2009	240,000	156,720	128,249	81,312	30,103	636,384
	2008	240,000	151,222	123,746	173,220	25,971	714,159

(1)           Each of the Named Executive Officers contributed a portion of their salary to the Company’s 401(k) Savings Plan.

(2)           This column represents the grant date fair value of restricted stock granted in the year indicated in accordance with ASC Topic 718 except, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Fair value for restricted stock is calculated using the closing price of the Company’s Common Stock on the date of issuance.  For additional information, refer to Note 10 of the Company’s financial statements in the 2010 Form 10-K.  To the extent that a Named Executive Officer has elected to participate in the Deferred Bonus Plan, this column also includes the value of the 10% Company Match.  Of the amounts listed in this column, the following amounts represent that Match for 2008, 2009 and 2010 respectively:  Mr. Doyle $9,022, $4,369 and $5,897.

(3)           This column represents the grant date fair value on the date of issue of options granted in the year indicated in accordance with ASC Topic 718.  This value was calculated using the Black-Scholes formula.  The formula resulted in a grant date fair value of $4.14 per shares.  For additional information on the valuation assumptions with respect to the 2010 grants, refer to Note 10 of the Company’s financial statements in the 2010 Form 10-K.

(4)           This column represents the payments received by the Named Executive Officers for services rendered in the year indicated pursuant to the Company’s Bonus Plan.  The bonus factors assigned to the Named Executive Officers for each year are as follows: Mr. Pettinella – 13%; Mr. Gardner – 9%; Mrs. McCormick – 9%; Mr. Doyle – 7% and Mr. Smith – 7%.  The following Named Executive Officer deferred a portion of the 2008, 2009 and 2010 payment pursuant to the Company’s Deferred Bonus Plan as follows: Mr. Doyle $90,219, $43,694 and $58,972.  The gross payment (before deferral) is listed in this column.

 (5)           This column represents (a) $6,900, $7,350 and $7,350 for 2008, 2009 and 2010, respectively for each of the Named Executive Officers as the Company’s contribution under the Company’s 401(k) Savings Plan plus (b) dividends paid in 2008, 2009 and 2010, respectively on all shares of restricted stock held by each of the Named Executive Officers as follows:  Mr. Pettinella $76,301, $92,774 and $102,908; Mr. Gardner $35,577, $40,471 and $41,897; Mrs. McCormick $29,293, $33,221 and $33,492; Mr. Doyle $18,302, $21,715 and $23,825; and Mr. Smith $19,071, $22,903 and $22,671 plus (c) the value of all hypothetical dividends paid in 2008, 2009 and 2010, respectively on the 10% Company Match shares in the accounts of the following Named Executive Officers pursuant to the Company’s Deferred Bonus Plan:  Mr. Gardner $541, $507 and $231; Mrs. McCormick $1,163, $1,140 and $567; and Mr. Doyle $813, $1,828 and $1,908.

2010 GRANTS OF PLAN-BASED AWARDS INFORMATION

All stock options and shares of restricted stock were issued pursuant to the Company’s 2008 Stock Benefit Plan.

Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.  Individuals receiving restricted stock awards have voting rights and are entitled to receive dividends or dividend equivalents prior to vesting.

To further enforce the Company’s focus on long-term stock appreciation and support retention of key executive talent, stock options generally vest 20% per year over the first five years of the ten-year option term and restricted stock grants generally vest 25% per year over a four-year period.  However, in the event of termination of employment due to total disability, death, or retirement, stock options vest immediately and are exercisable for the lesser of one year or the remaining option term, except that for Executive Officers, stock options do not vest automatically upon retirement but continue to vest as scheduled.  Additionally, in the event the Company terminates the employment of an option holder for any reason except “good cause,” stock options held for more than one year prior to the termination date vest immediately and are exercisable for the lesser of one year or the remaining option term. Restricted stock vests upon termination of employment due to total disability or death.  In the event of retirement, restricted stock awards continue to vest as scheduled.  Upon a change in control, stock options and restricted stock outstanding as of the change in control date vest immediately, except for equity issued under the Company’s 2000 Stock Benefit Plan, which requires termination of employment for vesting to occur.

The following table provides information about plan-based awards granted to the Named Executive Officers in 2010.  These awards consist of stock options, restricted stock, cash paid pursuant to the Bonus Plan and, if applicable, the value of the 10% Company Match made pursuant to the Deferred Bonus Plan.  There are no amounts to be reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column so it has not been included.

The stock options granted to the Named Executive Officers have the same term (ten years) and vesting (20% per year) as the options granted to other employees in 2010.  Restricted shares granted to the Named Executive Officers vest on the same terms as the restricted shares granted to other employees in 2010 (25% per year).  The only criteria for vesting is continued employment.

The phantom shares issued in connection with the 10% Company Match vest after three years.  The only criteria for vesting is continued employment.

2010 GRANTS OF PLAN-BASED AWARDS
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Plan Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Awards ($)(6)

Edward J. Pettinella	Bonus Plan		286,000	572,000	858,000
	Stock Plan- Options	5/11/10					79,710	49.35	329,999
	Restricted Stock	5/11/10				22,087			1,089,993

David P. Gardner	Bonus Plan		122,000	244,000	366,000
	Stock Plan- Options	5/11/10					30,374	49.35	125,748
	Restricted Stock	5/11/10				8,657			427,223

Ann M. McCormick	Bonus Plan		102,600	205,200	307,800
	Stock Plan- Options	5/11/10					26,268	49.35	108,750
	Restricted Stock	5/11/10				6,610			326,204

Scott A. Doyle	Bonus Plan		72,800	145,600	218,400
	Stock Plan- Options	5/11/10					21,135	49.35	87,499
	Restricted Stock	5/11/10				5,319			262,493
	Deferred Bonus Plan	2/24/11				104			5,858

John E. Smith	Bonus Plan		67,200	134,400	201,600
	Stock Plan- Options	5/11/10					17,210	49.35	71,249
	Restricted Stock	5/11/10				4,331			213,735

(1)           In 2009, the Board of Directors formalized its grant practice policy.  As has always been the case, the value of restricted shares awarded and the exercise price of options granted is the price of a share of the Company’s Common Stock as of the close of business on the grant date.  With respect to the annual issuance of options and restricted stock, the grant date is set by the Compensation Committee at its first meeting each year and must:  (1) be a business day on or after the date that the grant is approved by the Compensation Committee or the Board of Directors, as applicable; and (2) must occur during the trading window (pursuant to the Company’s internal policies) next following the approval date.  In 2010, the Compensation Committee approved the equity awards to the Named Executive Officers, other than Mr. Pettinella, on May 3, 2010 and the Board approved equity awards to Mr. Pettinella on May 4, 2010.  The Compensation Committee selected May 11, 2010, the first day of the first trading window following the approval date, as the grant date.  The restricted stock is valued and the option exercise price for the 2010 grants is based on the closing price of the Company’s Common Stock on May 11, 2010.

(2)           These columns represent amounts that could have been paid to the Named Executive Officers under the Company’s Bonus Plan for services rendered in 2010 if the Company’s financial performance fell within the specified ceiling and floor of expected performance.  That Plan is described in more detail in the “Compensation Discussion and Analysis.” The Bonus Plan does not provide for a “target” payout.  The median between the threshold and maximum is therefore included as the target.  The actual amounts paid in February 2011 for services rendered in 2010 are listed under 2010 in the “Summary Compensation Table” on page 27.

(3)           This column represents restricted stock awarded to each of the Named Executive Officers in 2010 and phantom shares credited to the deferred bonus account of Mr. Doyle, in connection with the 2010 10% Company Match under the Deferred Bonus Plan.  While Mr. Doyle’s phantom shares were credited in 2011 when the bonus relating to the 2010 service was paid, they are included in the table since they relate to 2010 compensation.  Only Mr. Doyle deferred any portion of his 2010 bonus.

(4)           This column represents options granted to the Named Executive Officers in 2010.

(5)           The exercise price is the closing price ($49.35) on the grant date (May 11, 2010) as provided in the 2008 Stock Benefit Plan.

(6)           For stock options, grant date fair value is calculated using the Black-Scholes formula.  For additional information on the valuation assumptions, refer to Note 10 of the Company’s financial statements in the 2010 Form 10-K.  For options, the Black-Scholes formula resulted in a grant date fair value of $4.14 per share.  For restricted stock, the grant date fair value is calculated using the closing price ($49.35) of a share of the Company’s Common Stock on the award date (May 11, 2010).  The grant date fair value for both the option grants and restricted stock awards are computed in accordance with ASC Topic 718.  For Mr. Doyle, the value of the phantom shares is equal to the actual amount of 10% Company Match.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table provides information about unexercised options and restricted stock that has not vested, both of which were issued under the 2008 Stock Benefit Plan or previous stock benefit plans.  It also includes all phantom shares in the Named Executive Officers’ accounts under the Deferred Bonus Plan that were credited to the accounts as a result of the 10% Company Match but only to the extent that the phantom shares have not vested.  There are no unearned options or shares under the Company’s equity incentive plans so related columns are not included.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Edward J. Pettinella	50,000	-	30.150	07/31/11	46,499	(2)	2,580,230
	50,000	-	34.650	08/05/12
	50,000	-	36.850	08/05/13
	55,000	-	38.830	08/03/14
	65,000	-	41.950	05/06/15
	52,000	13,000	51.060	05/04/16
	38,919	25,945	55.500	05/01/17
	32,772	49,157	52.560	05/01/18
	24,958	99,831	33.900	05/11/19
	-	79,710	49.350	05/11/20

David P. Gardner	3,194	-	30.150	07/31/11	18,702	(3)	1,037,774
	15,000	-	34.650	08/05/12
	15,000	-	36.850	08/05/13
	15,000	-	38.830	08/03/14
	25,000	-	41.950	05/06/15
	20,000	5,000	51.060	05/04/16
	18,292	12,194	55.500	05/01/17
	15,406	23,108	52.560	05/01/18
	9,511	38,041	33.900	05/11/19
	-	30,374	49.350	05/11/20

Ann M. McCormick	15,000	-	30.150	07/31/11	14,837	(4)	823,305
	15,000	-	34.650	08/05/12
	15,000	-	36.850	08/05/13
	15,000	-	38.830	08/03/14
	20,000	-	41.950	05/06/15
	16,000	4,000	51.060	05/04/16
	14,984	9,988	55.500	05/01/17
	12,619	18,927	52.560	05/01/18
	7,790	31,159	33.900	05/11/19
	-	26,268	49.350	05/11/20

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010 (continued)

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Scott A. Doyle	9,080	-	30.150	07/31/11	11,276	(5)	625,705
	10,000	-	34.650	08/05/12
	10,000	-	36.850	08/05/13
	12,500	-	38.830	08/03/14
	15,000	-	41.950	05/06/15
	12,000	3,000	51.060	05/04/16
	9,730	6,486	55.500	05/01/17
	8,208	12,312	52.560	05/01/18
	5,257	21,024	33.900	05/11/19
	-	21,135	49.350	05/11/20

John E. Smith	855	-	34.650	08/05/12	9,988	(6)	554,234
	10,000	-	36.850	08/05/13
	10,000	-	38.830	08/03/14
	15,000	-	41.950	05/06/15
	12,000	3,000	51.060	05/04/16
	10,703	7,134	55.500	05/01/17
	8,423	12,633	52.560	05/01/18
	5,389	21,554	33.900	05/11/19
	-	17,210	49.350	05/11/20

(1)           All option grants have a ten-year term.  All option grants vest pro rata as to 20% of the option grant beginning on the first anniversary of grant date, thus the vesting dates for each of the option awards in this table can be calculated accordingly.

(2)           Mr. Pettinella's restricted stock will vest as follows:  2,477 shares on 5/1/2011; 2,937 shares on each of 5/9/2011 and 5/9/2012; 5,354 shares on each of 5/11/2011 and 5/11/2012; 5,522 shares on each of 5/11/2011, 5/11/2012 and 5/11/2013; 5,353 shares on 5/11/2013; and 5,521 shares on 5/11/2014.

(3)           Mr. Gardner's restricted stock will vest as follows: 1,164 shares on 5/1/2011; 1,381 shares on 5/9/2011; 1,380 shares on 5/9/2012; 2,040 shares on each of 5/11/2011, 5/11/2012, and 5/11/2013; 2,165 shares on 5/11/2011; and 2,164 shares on each of 5/11/2012, 5/11/2013 and 5/11/14.

(4)           Mrs. McCormick's restricted stock will vest as follows:  953 shares on 5/1/2011; 1,131 shares on 5/9/2011; 1,130 shares on 5/9/2012; 1,671 shares on each of 5/11/2011, 5/11/2012 and 5/11/2013; 1,653 on each of 5/11/2011 and 5/11/2013; and 1,652 shares on each of 5/11/2012 and 5/11/2014.

(5)           Mr. Doyle's restricted stock will vest as follows:  619 shares on 5/1/2011; 736 shares on 5/9/2011; 735 shares on 5/9/2012; 1,127 shares on each of 5/11/2011 and 5/11/2013; 1,330 shares on each of 5/11/2011, 5/11/2012 and 5/11/2013; 1,128 shares on 5/11/2012; and 1,329 shares on 5/11/2014.  The shares in Mr. Doyle's deferred bonus account representing the 10% Company Match and hypothetical dividends on those shares will vest as follows:  386 shares on 2/19/2012; and 99 shares on 2/24/2013.

(6)           Mr. Smith's restricted stock will vest as follows:  681 shares on 5/1/2011; 755 shares on 5/9/2011; 1,083 shares on each of 5/11/2011, 5/11/2012 and 5/11/2013; 1,156 shares on 5/11/2011 and 5/11/2012; 754 shares on 5/9/2012; 1,155 shares on 5/11/2013; and 1,082 shares on 5/11/2014.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table provides information for each of the Named Executive Officers concerning the following events that occurred during 2010:  exercises of stock options, vesting of restricted stock and vesting of the phantom shares deposited in certain of the Named Executive Officer’s deferred bonus accounts as the 10% Company Match and dividends on the 10% Company Match.  The table reports the number of securities for which the options were exercised, the aggregate dollar value realized upon exercise of options, the number of shares of stock (including phantom shares) that have vested and the aggregate dollar value realized upon vesting of stock (including phantom shares).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward J. Pettinella	100,000	2,856,621	13,518	664,066
David P. Gardner	11,806	296,377	6,085	299,071
Ann M. McCormick	12,599	229,136	5,097	250,172
Scott A. Doyle	920	17,140	3,363	164,707
John E. Smith	-	-	3,467	170,498

(1)           The dollar amount realized upon exercise was computed by multiplying the number of shares times the difference between the market price of the underlying securities and the exercise price of the options.

(2)           The aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

PENSION BENEFITS

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

2010 NONQUALIFIED DEFERRED COMPENSATION

A description of the Company’s Deferred Bonus Plan is included in “2010 Summary Compensation Information” beginning on page 26.

Name	Executive Contributions in 2010($)(1)	Registrant Contributions in 2010($)(2)	Aggregate Earnings in 2010($)(3)	Aggregate Withdrawals/ Distributions in 2010($)(4)	Aggregate Balance at 12/31/10($)(5)
Edward J. Pettinella	-	-	-	-	-
David P. Gardner	-	231	2,306	105,375	-
Ann M. McCormick	-	567	5,675	147,179	91,300
Scott A. Doyle	58,972	7,805	19,084	-	516,621
John E. Smith	-	-	-	-	-

(1)           This column represents deferral of a portion of the bonus paid under the Bonus Plan in February 2011 for services rendered in 2010.  The amount deferred was also reported in the “Summary Compensation Table” as a portion of the amount in the Non-Equity Incentive Plan Compensation column.

(2)           This column represents the amount of the 10% Company Match made in February 2011 relating to the amounts deferred as described in footnote (1) above (Mr. Doyle only) and the value of all hypothetical dividends paid in 2010 on all shares in the Named Executive Officer’s deferred bonus account as a result of a 10% Company Match.  Of the amounts listed above, the following amounts were also reported in the Summary Compensation Table for 2010:  Mr. Gardner $231; Mrs. McCormick $567; and Mr. Doyle $7,805.

(3)           This column represents the value of all hypothetical dividends on all shares in the Named Executive Officer’s deferred bonus accounts except for the shares related to the 10% Company Match which are already included as described in footnote (2) above.

(4)           The amounts listed in this column represent the value of the phantom stock on the day prior to the issue date, which includes the value of the deferred amount, the 10% Company Match, hypothetical dividends reinvested and appreciation.

(5)           The total includes the following amounts also reported on the “Summary Compensation Table” for 2010: Mrs. McCormick $567; and Mr. Doyle $7,805.  It also includes the following amounts that were listed as “bonus” in prior years’ proxy statements:  Mrs. McCormick $38,502; and Mr. Doyle $266,346.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than Mr. Pettinella, none of the Named Executive Officers have employment agreements which provide for any cash payment or other benefits in the event of the termination of employment.  Any rights that any of the Named Executive Officers have to such payments and benefits are the result of provisions in the various compensation plans that are available to certain other salaried employees of the Company.  Those compensation plans and the Named Executive Officers’ rights thereunder are described below.

In addition to the rights available under those plans, Mr. Pettinella has contractual rights pursuant to the terms of his employment agreements.  Since the “Executive Benefits and Payments Upon Termination” table on page 35 assumes that the termination occurred as of December 31, 2010, the terms of Mr. Pettinella’s 2004 Employment Agreement were used in preparing the table.  That employment agreement provides that, if his employment is terminated by the Company without cause or by Mr. Pettinella for good reason, he is entitled to receive a lump sum amount equal to 2.9 times his base salary and incentive compensation for the year preceding the termination plus, in the year following termination, the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination.  In addition, all options become exercisable and remain so for one year and all restricted shares held by Mr. Pettinella vest.  In the event of a change in control, Mr. Pettinella is entitled to receive the benefits provided under the Executive Retention Plan (described below), except he would receive three times his base salary and bonus amount instead of two times as provided to certain other beneficiaries of that plan.  In the case of disability, death or retirement, he only is entitled to benefits generally provided to other salaried employees as described below.

The terms of the 2010 Employment Agreement are described under “Employment Agreements” on page 24.

Change in Control

The Company’s Executive Retention Plan provides for severance benefits and other compensation to virtually all of the corporate staff of the Company in the event of a change in control of the Company and a subsequent termination of their employment, either by the Company without cause or by the employee with good reason.  The Executive Retention Plan was recently amended to eliminate:  (i) the right of certain officers of the Company, including the Named Executive Officers, to receive benefits under the Executive Retention Plan if they elect to terminate their employment for any reason during a 30-day window following the one-year anniversary of the change in control; and (ii) the right of the Named Executive Officers and other members of senior management to receive a gross-up payment in the amount necessary to pay any excise tax due on the severance payment.

The level of benefits to be received under the Executive Retention Plan varies depending on the bonus level of the individual pursuant to the Company’s Bonus Plan.  In all cases, regardless of bonus level, employees are entitled to receive in a lump sum their base salary accrued through the termination date and to be paid in a lump sum all other amounts earned, accrued or deferred under the Bonus Plan and other compensation plans.

In addition to the above, upon a termination following a change in control, employees are entitled to receive in a lump sum a multiple of their current cash compensation ranging from a minimum of one month’s salary for every year employed (with a minimum of two months and a maximum of 24 months) up to a maximum of two times their current annual salary.  In addition, certain employees are entitled to receive two times the greater of:  (i) the employee’s target bonus for services rendered in the year of termination; or (ii) the average bonus paid to the employee for services rendered in the three years prior to termination.  The Named Executive Officers, along with approximately 40 other employees, are entitled to the maximum cash benefits.  Mr. Pettinella is entitled to three times salary and the bonus amount pursuant to his employment agreement as described above.

Stock Benefit Plans

Under the terms of the 2008 Stock Benefit Plan, in the event of the termination of employment by the Company without good cause, any options held for more than one year become fully exercisable and remain so for one year.  Upon disability, death or retirement, all options become fully exercisable and remain so for one year, except that options held by the Executive Officers, including the Named Executive Officers, do not vest upon retirement but continue to vest on their original terms.  Restricted shares, including those held by the Named Executive Officers, vest upon disability or death but remain in place on their original terms upon retirement.  Upon a change of control, all options and restricted stock vest.

No additional grants are being made under the Company’s prior three stock benefit plans, but there are awards still outstanding under those plans.  Under those plans, options held for more than six months by the Named Executive Officers become fully exercisable and remain so for three months (one year with respect to the 2003 Stock Benefit Plan) following a termination by the Company without good cause.  Upon death, disability or retirement, all options become fully exercisable and remain so for a period of one year in the case of disability and death and three months (one year with respect to the 2003 Stock Benefit Plan) in the case of retirement.  Options and restricted stock issued under the 2003 Stock Benefit Plan and held upon retirement by Executive Officers, including the Named Executive Officers, receive the same treatment as under the 2008 Stock Benefit Plan.  Upon a change of control, all options and restricted stock vest, except for equity issued under the Company’s 2000 Stock Benefit Plan, which requires termination of employment for vesting to occur.

Miscellaneous Benefits

The termination of employment for any reason also triggers certain events under the Company’s Deferred Bonus Plan and 401(k) Savings Plan.  In addition, the termination of employment, by reason of disability or death, triggers benefits under disability and life insurance plans provided by the Company.  The benefits payable to the Named Executive Officers under those plans are the same as those available to other salaried employees, so no amount in respect to those plans is reported on the table below.

The following table provides information about the estimated amounts to be paid to the Named Executive Officers under various scenarios if they had occurred on December 31, 2010.  As noted above, the amounts estimated for Mr. Pettinella are based on the terms of his 2004 Employment Agreement, which expired on December 31, 2010.  The Named Executive Officers would not receive any payment in the event of a voluntary termination on their part or a termination for cause by the Company.  Please note that the Executive Retention Plan was amended subsequent to December 31, 2010 to eliminate the right to receive a tax gross-up.

Executive Benefits and Payments Upon Termination
	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)		For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Retirement ($)	Death or Disability ($)
Edward J. Pettinella
Severance	-	2,938,672	(1)	-	3,040,005	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	2,356,971		-	5,426,620	-	5,426,620
Other Benefits and Tax Gross-Up	-	-		-	-	-	-
Total	-	5,295,643		-	8,466,625	-	5,426,620

David P. Gardner
Severance	-	-		-	1,073,076	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	911,161		-	2,135,431	-	2,135,431
Other Benefits and Tax Gross-Up	-	-		-	-	-	-
Total	-	911,161		-	3,208,507	-	2,135,431

Ann M. McCormick
Severance	-	-		-	902,444	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	745,899		-	1,730,490	-	1,730,490
Other Benefits and Tax Gross-Up	-	-		-	-	-	-
Total	-	745,899		-	2,632,934	-	1,730,490

Scott A. Doyle
Severance	-	-		-	755,888	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	503,272		-	1,231,833	-	1,231,833
Other Benefits and Tax Gross-Up	-	-		-	-	-	-
Total	-	503,272		-	1,987,721	-	1,231,833

John E. Smith
Severance	-	-		-	697,744	-	-
Accelerated Vesting of Long-Term Incentives(2)	-	515,656		-	1,175,559	-	1,175,559
Other Benefits and Tax Gross-Up	-	-		-	-	-	-
Total	-	515,656		-	1,873,303	-	1,175,559

(1)           This payment would be made pursuant to Mr. Pettinella’s 2004 Employment Agreement and is based on his 2010 salary and 2010 bonus paid in 2011.  This does not include the amount Mr. Pettinella would receive in the year following termination, which would equal the amount of incentive compensation that he would have earned if he had been employed on December 31 of the year of termination.

(2)           The vesting of options and restricted stock upon the occurrence of certain termination triggers is made in accordance with the terms of the 2008 Stock Benefit Plan, the Company’s prior stock benefit plans, or the Executive Retention Plan, as applicable.  For options, the amount listed represents the gain realized for unvested stock option grants as of December 31, 2010, using a year-end closing stock price of $55.49.  For restricted stock, the amount listed represents the number of unvested restricted shares as of December 31, 2010 multiplied by $55.49.

COMPENSATION RISKS

The Compensation Committee, with the assistance of an independent compensation consultant, undertook a thorough review of all of the components of executive and non-executive compensation to determine whether any of those components were likely to encourage excessive risk taking that was not in the best interests of the Company and the stockholders.  The Committee considered mitigating features of the various components including:

•	the Bonus Plan includes two performance metrics, both of which represent a significant contribution to shareholder value;

•	100% of the CEO’s payment under the Bonus Plan is in the Board’s discretion and 50% of the payment to the senior executives of the Company is in the discretion of the CEO;

•	each of the senior executives executes a Bonus Repayment Agreement every year as described in the “Compensation Discussion and Analysis” on page 22; and

•	vesting schedules for restricted stock and options cause management to have a significant amount of unvested equity at all times.

After its comprehensive review, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its stockholders with the opportunity to vote on a nonbinding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The “Compensation Discussion and Analysis” describes in more detail the Company’s executive compensation program and decisions made with respect to 2010 executive compensation.  Highlights include:

•
Decisions relating to executive compensation are made by the Compensation Committee in a multi-step process over several meetings. The Committee has engaged independent outside consultants to assist it with bench-marking and other compensation related matters.

•
The Company has a robust performance evaluation process in place to evaluate the performance of the Chief Executive Officer and the other executive officers.  The Compensation Committee uses the results of those evaluations in making compensation decisions.

•
The Compensation Committee’s philosophy is that the proportion of an individual’s total compensation that varies by Company performance should increase as the individual’s total compensation and business responsibilities increase. Consistent with this philosophy, the Chief Executive Officer’s base salary represented only 22% of his total compensation.

•
Even though the Company’s relative performance in 2009 was very favorable, minimal or no base salary adjustments were made to the base salaries of the executive officers for 2010.  Instead, additional equity was issued to some of the Named Executive Officers in 2010 to further align the interests of the executive officers with those of the stockholders.

•
The “burn-rate” (equity awards granted dividend by sum of weighted average outstanding Common Stock and UPREIT Units) for equity issuance by the Company for the prior three years was approximately 1.6% demonstrating the Company’s recognition that equity-based compensation is a valuable and limited resource.

•
All of the Chief Executive Officer’s annual cash incentive is payable at the discretion of the Compensation Committee and 50% of the other Named Executive Officers annual cash incentive is similarly discretionary.

•	The Company does not provide perquisites to its executives unless they are also available to all other full-time employees of the Company.

•	The Company’s Executive Retention Plan was recently amended to:

-	remove the excise tax gross-up; and
-	eliminate executives’ rights to terminate employment and receive change of control benefits during the 30-day window following the one-year anniversary of the termination event.

•	The Company recently enacted Executive Stock Ownership Guidelines which require the Named Executive Officers and other executive officers to hold and retain significant equity value in the Company.

•	The Company does not maintain or contribute to any defined benefit pension plan for its executive officers.

•
For several years, the Company has required its executive officers to execute a Bonus Repayment Agreement as a condition to receiving their cash incentive compensation. Under the agreement, the Company may recover cash incentive compensation in the event of the restatement of financial results.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee.  To the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, our stockholders are requested to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of the Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission (which is referred to as an advisory vote on executive compensation).  By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that future advisory votes on executive compensation be conducted once every one, two, or three years.  Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to understand stockholder’s views on executive compensation and corporate governance matters.

This vote is advisory and not binding on the Company or the Board of Directors.  The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.  The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by the stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY (1) YEAR.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options($)(2)	Number of Securities Remaining Available for Future Issuance

Options:
Equity compensation plans approved by security holders	3,116,085	45.56	587,827	(3)
Equity compensation plans not approved by security holders(1)	144,419	32.72	-
Total Options	3,260,504	44.98	587,827

Restricted Stock Awards:
Equity compensation plans approved by security holders	-	N/A	143,830	(4)
Equity compensation plans not approved by security holders	-	N/A	-
Total Restricted Stock Awards	-	N/A	143,830

(1)           These option awards were made under the Company's 2000 Stock Benefit Plan, the material features of which are described in Note 10 of the Company's financial statements in the 2010 Form 10-K.  The 2000 Stock Benefit Plan was approved by the stockholders in 2000 and was amended in 2001 to increase the options available for issuance by 500,000.  This increase was not required to be approved by the stockholders.

(2)           Number of securities to be issued upon exercise of outstanding options include 19,077 phantom shares deferred by officers under the Company's Deferred Bonus Plan and 72,322 phantom shares deferred by directors under the Director Deferred Compensation Plan.  The weighted average exercise price of outstanding options does not take these 91,399 deferred shares into account.

(3)           This assumes that all 503,408 equity awards that are available under the 2008 Stock Benefit Plan are issued in the form of options.  In that case, there would be no awards available for the issuance of restricted stock.  There were 46,102 and 38,317 shares available for issuance under the Company's Deferred Bonus Plan and Director Deferred Compensation Plan, respectively, as of December 31, 2010.

(4)           This assumes that all 503,408 equity awards that are available under the 2008 Stock Benefit Plan are issued in the form of restricted stock.  In that case, there would be no awards available for the issuance of options.  Under the Plan, awards of restricted stock reduce the number of shares available for award by one share for every one share awarded, up to 250,000 shares.  Beyond that, restricted stock reduces the shares available for award by 3.5 shares for every one share awarded.  The 250,000 share threshold was exceeded in 2010.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership of Management

The following table sets forth information as of February 28, 2011 regarding the beneficial ownership of shares of Common Stock by: (i) Directors and Named Executive Officers of the Company; and (ii) Directors and Executive Officers of the Company as a group.  The table also includes information relating to the number and percentage of shares of Common Stock and UPREIT Units beneficially owned by the persons included in (i) and (ii) above (such UPREIT Units are exchangeable into shares of Common Stock or cash at the election of the Company).  In preparing this table, the Company has relied on information supplied by its officers and Directors and upon information contained in filings with the SEC.  The business address of each of the following Directors and Executive Officers is 850 Clinton Square, Rochester, New York 14604.

Name of Owner	# of Shares Beneficially Owned(1)		% of Shares Outstanding(1)		#of Shares/ UPREIT Units Owned(2)	% of Shares/ UPREIT Units Outstanding(2)

Edward J. Pettinella(3)	663,048		1.721%		663,048	1.331%

Stephen R. Blank(4)	4,117		*		4,117	*

Josh E. Fidler(5)	19,062		*		536,169	1.085%

Alan L. Gosule(6)	51,012		*		51,012	*

Leonard F. Helbig, III(7)	78,390		*		78,390	*

Charles J. Koch(8)	10,076		*		10,076	*

Nelson B. Leenhouts(9)	46,009		*		250,233	*

Norman P. Leenhouts(10)	47,134		*		231,606	*

Thomas P. Lydon, Jr.(11)	-		*		-	*

Clifford W. Smith, Jr.(12)	89,603		*		89,603	*

Paul L. Smith(13)	19,482		*		19,482	*

Amy L. Tait(14)	47,767		*		61,580	*

David P. Gardner(15)	204,573		*		208,079	*

Ann M. McCormick(16)	210,001		*		211,338	*

Scott A. Doyle(17)	132,798		*		132,798	*

John E. Smith(18)	88,029		*		88,029	*

All Executive Officers and
Directors as a group (20 persons)	1,906,946	(19)	4.865	%(20)	2,831,405	5.609	%(21)

*Less than 1%

(1)           Assumes that all currently exercisable options or options exercisable within 60 days (“Currently Exercisable Options”) issued to the person have been exercised, that all shares of restricted stock issued to the person have vested and that all shares in the person’s account pursuant to the Company’s Deferred Bonus Plan or Director Deferred Compensation Plan (the “Phantom Shares”) that would be issued upon termination of service of the individual have been issued.  The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that all of the shares of restricted stock issued to any other person have vested and that all of the Phantom Shares that would be issued upon termination of service of the listed persons have been issued.

(2)           Same assumptions as footnote (1) plus assumes that UPREIT Units issued to the person have been exchanged for shares of Common Stock (on a one-for-one basis) and that for purposes of calculating the percentage the total number of shares assumes that all of the UPREIT Units issued to any other person have been exchanged for shares of Common Stock.

(3)           Includes 418,649 shares which may be acquired upon the exercise of Currently Exercisable Options and 46,499 shares of restricted stock.  Of the scheduled shares owned by Mr. Pettinella, 197,900 have been pledged as collateral.

(4)           Includes 1,200 shares which may be acquired upon the exercise of Currently Exercisable Options and 2,917 shares of restricted stock.

(5)           Includes 5,432 shares which may be acquired upon the exercise of Currently Exercisable Options and 4,955 shares of restricted stock.  The Shares/UPREIT Units owned include 72,539 UPREIT Units owned directly by Mr. Fidler, 101,126 UPREIT Units owned by Mr. Fidler’s wife and 343,442 UPREIT Units owned by Morton J. Macks Family Limited Partnership (the “FLP”).  Mr. Fidler is the president of the corporate general partner of the FLP and has the authority in this capacity to buy and sell securities on behalf of the FLP.  Mr. Fidler’s proportionate interest in the FLP is 687 UPREIT Units.  He disclaims beneficial ownership of the balance of the UPREIT Units owed by FLP.

(6)           Includes 26,232 shares which may be acquired upon the exercise of Currently Exercisable Options and 4,955 shares of restricted stock.

(7)           Includes 12,232 shares which may be acquired upon the exercise of Currently Exercisable Options and 940 shares of restricted stock.  There are 584 additional shares in Mr. Helbig’s account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.  Mr. Helbig shares voting and dispositive power with his wife with respect to 4,532 shares.  Of the shares owned by Mr. Helbig, 18,000 have been pledged as collateral.

(8)           Mr. Koch became a Director of the Company on March 1, 2010.  Includes 1,276 shares of restricted stock.

(9)           Includes 41,115 shares which may be acquired upon the exercise of Currently Exercisable Options and 3,466 shares of restricted stock.  The third and fourth columns include 4,224 UPREIT Units owned directly by Nelson Leenhouts and 150,000 UPREIT Units owned by Home Leasing.  Nelson Leenhouts is a Director, officer and sole stockholder of Home Leasing.  Of the UPREIT Units owned by Home Leasing, 70,000 have been pledged as collateral.  The third and fourth columns also include 50,000 UPREIT Units owned by Nelson Leenhouts’ spouse as to which he disclaims beneficial ownership.

(10)           Includes 17,164 shares which may be acquired upon the exercise of Currently Exercisable Options, 600 shares in custodial accounts for the benefit of Mr. Norman Leenhouts' grandchildren (as to which he disclaims beneficial ownership) and 940 shares of restricted stock.  There are 1,399 additional shares in Mr. Leenhouts’ account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.   The third and fourth column include 4,472 UPREIT Units owned directly by Norman Leenhouts and 130,000 UPREIT Units owned by Knollwood Ventures, Inc.  Norman Leenhouts is a Director, officer and stockholder of Knollwood Ventures, Inc.  Of the UPREIT Units owned by Knollwood Ventures, Inc., 60,000 have been pledged as collateral.  The third and fourth columns also include 50,000 UPREIT Units owned by Norman Leenhouts’ spouse as to which he disclaims beneficial ownership.

(11)           Mr. Lydon became a Director of the Company on January 1, 2011.

(12)           Includes 18,032 shares which may be acquired upon the exercise of Currently Exercisable Options and 940 shares of restricted stock.  There are 579 additional shares in Mr. Smith’s account pursuant to the Director Deferred Compensation Plan that represent the 10% Company Match and which will not vest within 60 days.  Of the scheduled shares, owned by Mr. Smith, 40,658 have been pledged as collateral.

(13)           Includes 7,032 shares which may be acquired upon the exercise of Currently Exercisable Options and 4,955 shares of restricted stock.  Of the shares owned, 5,898 have been pledged as collateral.

(14)           Includes 12,232 shares which may be acquired by Mrs. Tait upon the exercise of Currently Exercisable Options and 4,955 shares of restricted stock.  Also includes 3,036 shares held in a custodial account for Mrs. Tait’s minor children and 2,115 shares owned by Mrs. Tait's spouse as to which she disclaims beneficial ownership.  Mrs. Tait shares voting and dispositive power with respect to 5,000 shares with her spouse.  The third and fourth columns also include 11,195 UPREIT Units that Mrs. Tait owns individually, 2,548 UPREIT Units with respect to which she shares voting and dispositive power with her spouse and 70 UPREIT Units that her spouse owns and as to which Mrs. Tait disclaims beneficial ownership.    All of the UPREIT Units have been pledged as collateral, as have 25,821 shares that Mrs. Tait owns individually or jointly with her husband.

(15)           Includes 130,048 shares which may be acquired upon the exercise of Currently Exercisable Options and 18,702 shares of restricted stock.  Mr. Gardner shares voting and dispositive power with his spouse with respect to 53,049 shares, of which 40,005 have been pledged as collateral.  The third and fourth columns also include 3,506 UPREIT Units owned by Mr. Gardner.

(16)           Includes 131,393 shares which may be acquired upon the exercise of Currently Exercisable Options and 14,837 shares of restricted stock.  Mrs. McCormick shares voting and dispositive power with her spouse with respect to 62,125 shares, of which 25,001 have been pledged as collateral.  The third and fourth columns also include 1,337 UPREIT Units with respect to which she shares voting and dispositive power with her spouse.

(17)           Includes 82,695 shares which may be acquired upon exercise of Currently Exercisable Options, 10,791 shares of restricted stock and 2,055 shares held in Mr. Doyle’s account under the Company’s 401(k) Savings Plan.  Of the shares owned by Mr. Doyle, 16,181 have been pledged as collateral.  There are 590 additional shares in Mr. Doyle’s account pursuant to the Deferred Bonus Plan that represent the 10% Company Match and which will not vest within 60 days.

(18)           Includes 46,126 shares which may be acquired upon exercise of Currently Exercisable Options, 9,988 shares of restricted stock and 1,171 shares held in Mr. John Smith’s account under the Company’s 401(k) Savings Plan.

(19)           Includes 1,079,761 shares which may be acquired upon the exercise of Currently Exercisable Options and 155,143 shares of restricted stock.  In addition to the shares pledged as collateral as indicated in the footnotes above, 27,979 shares have been pledged as collateral by other Executive Officers of the Company.

(20)           Assumes that all Currently Exercisable Options issued to all listed persons have been exercised, that all shares of restricted stock issued to such persons have vested and that all Phantom Shares that would be issued upon the termination of services of such person have been issued.

(21)           Same assumptions as footnote (20) plus assumes that all UPREIT Units issued to all listed persons have been exchanged for shares of Common Stock.

Security Ownership by Beneficial Owners of More than 5% of the Company’s Common Stock

The following table sets forth information regarding the beneficial ownership of Common Stock by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2010.  In preparing this table, the Company has relied on information contained in filings with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,775,852	(2)	9.95%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,773,994	(3)	9.94%

FMR LLC 82 Devonshire Street Boston, MA 02109	3,645,886	(4)	9.61%

Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	2,694,069	(5)	7.10%

Vanguard Specialized Funds -
Vanguard REIT Index Fund
100 Vanguard Blvd. Malvern, PA 19355	1,982,493	(6)	5.22%

Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	1,951,553	(7)	5.14%

 (1)           Percentage is based on actual number of shares outstanding as of December 31, 2010 and may be different than the percentage referenced in the reports described below.

(2)           Based on a Schedule 13G (Amendment No. 7) filed by The Vanguard Group, Inc. on February 10, 2011, reflecting that it beneficially owns 3,775,852 shares and has sole voting power with respect to 55,834 shares, shared dispositive power with respect to 55,834 shares and sole dispositive power with respect to 3,720,018 shares.

(3)           Based on a report on Schedule 13G (Amendment No. 2) filed by BlackRock, Inc. on January 10, 2011, reflecting that it beneficially owns and has sole voting and dispositive power with respect to 3,773,994 shares.

(4)           Based on a report on Schedule 13G (Amendment No. 4) filed by FMR LLC on February 14, 2011 reflecting that it beneficially owns and has sole dispositive power with respect to 3,645,886 shares, of which it has sole voting power with respect to 1,928,752 shares.

(5)           Based on a Schedule 13G filed by Invesco Ltd. on February 11, 2011, on behalf of four of its subsidiaries, reflecting that it beneficially owns 2,694,069 shares and has shared voting power with respect to 18,200 shares, shared dispositive power with respect to 10,600 shares, sole voting power with respect to 1,530,069 shares and sole dispositive power with respect to 2,683,469 shares.

(6)           Based on a report on Schedule 13G filed by Vanguard Specialized Funds – Vanguard REIT Index Fund on February 10, 2011, reflecting that it beneficially owns and has sole voting power with respect to 1,982,493 shares.

(7)           Based on a report on Schedule 13G filed by Systematic Financial Management, L.P. on February 14, 2011, reflecting that it beneficially owns and has sole dispositive power with respect to 1,951,553 shares, of which it has sole voting power with respect to 1,205,098.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial owners were satisfied, except:  (1) the conversion by Norman Leenhouts of 10,000 UPREIT Units into shares of common stock was reported late, although the subsequent sale of those shares was reported on a timely basis; and (ii) the gift by Ann McCormick of 500 UPREIT Units to a not-for-profit organization was reported late.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On July 6, 2009, Home Properties, L.P. entered into an Amended and Restated Lease Agreement (the “Lease”) with Clinton Asset Holding Associates, L.P. (“CAHA”) for 62,213 rentable square feet of office space in the Clinton Square building located in Rochester, New York.  The office space will continue to be used by the Company as its corporate headquarters.  The Lease amends and restates existing leases that the Company had for 75,296 rentable square feet in the same building.  The term commenced on October 1, 2009 and extends to September 30, 2019 with two five-year renewal options, unless terminated earlier in accordance with the Lease’s terms.  The base rent payable under the Lease in 2010 was approximately $1.0 million.  The Lease contains customary commercial terms for office leases.  Amy Tait, Nelson Leenhouts and Norman Leenhouts, each of whom is a Director of the Company, and members of their immediate families collectively have an approximate 75% interest in CAHA.  In addition, the Clinton Square building is managed by Broadstone Real Estate, LLC, which receives a management fee from the building owner.  Norman Leenhouts is an owner and Chairman of Broadstone Real Estate, LLC.  Amy Tait and her husband, Robert Tait, are both owners and Directors of Broadstone Real Estate, LLC as well as the Chief Executive Officer and President, respectively, of that entity.  The Lease was approved by the Corporate Governance/Nominating Committee and non-interested members of the Board of Directors.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

On an annual basis, each employee of the Company and each of the Directors is required to provide a written acknowledgement that he or she has reviewed the Company’s Code of Business Conduct and Ethics.  If an employee or Director, or member of his or her immediate family, is involved in any transaction or arrangement in which the Company is a participant, that individual is to provide a written disclosure of that transaction or arrangement.  Pursuant to the Company’s Related Party Transaction Policies and Procedures, any such disclosure provided by an Executive Officer or Director is reviewed by the Corporate Governance/Nominating Committee of the Board and approved or disapproved.  In determining whether to approve such a transaction, the Committee takes into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the Executive Officer’s or Director’s involvement.

All related party transactions which are required to be reported in this Proxy Statement were approved by the Corporate Governance/Nominating Committee pursuant to that policy.

PROPOSAL 4
APPROVAL OF HOME PROPERTIES, INC
2011 STOCK BENEFIT PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company. Such awards encourage and enable the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake or right to acquire a stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

On February 12, 2011 the Board, upon the recommendation of the Compensation Committee, adopted the Home Properties, Inc. 2011 Stock Benefit Plan (the "2011 Plan"), subject to the approval of the Company's stockholders. The 2011 Plan will replace the Company's 2008 Stock Benefit Plan (the "2008 Plan"). The 2011 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. Following approval of the 2011 Plan by the stockholders, the Company will no longer make any grants under the 2008 Plan. A copy of the 2011 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2011 Plan as proposed are:

•
the maximum number of shares of Common Stock to be issued under the 2011 Plan is 3,000,000, plus the number of shares of Common Stock available for grant under the 2008 Plan (as of March 16, 2011, 506,677 shares of Common Stock were available for grant under the 2008 Plan);

•
the award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and dividend equivalent rights is permitted;

•	minimum vesting periods are required for grants of restricted stock, and restricted stock units awards to employees;

•
the grant of any full value awards (awards other than options or stock appreciation rights) is deemed, for purposes of determining the number of shares available under the 2011 Plan, as an award of 4.28 shares of Common Stock for each share of Common Stock subject to the award. The grant of an option or a stock appreciation right is deemed, for purposes of determining the number of shares available under the 2011 Plan, as an award of one share of Common Stock for each share of Common Stock subject to the option or stock appreciation right. Any forfeitures or cancellations of such awards will be returned to the reserved pool under the 2011 Plan in the same manner.

•	repricing of stock options and stock appreciation rights is specifically prohibited without stockholders approval;

•	any material amendment to the 2011 Plan is subject to stockholder approval; and

•	the term of the 2011 Plan will expire on May 3, 2021.

The shares issued under the 2011 Plan will be authorized but unissued shares. The shares of Common Stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) under the 2011 Plan and the 2008 Plan are added back to the shares of Common Stock available for issuance under the 2011 Plan. Shares of Common Stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of Common Stock available for issuance under the 2011 Plan. In addition, shares reserved for issuance upon the grant of a stock appreciation right, to the extent that the number of reserved shares exceeds the number of shares actually issued upon exercise, are not added back to the shares of Common Stock available for issuance under the 2011 Plan.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan that is attached hereto as Exhibit A.

Plan Administration. The 2011 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2011 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 1,100 individuals are currently eligible to participate in the 2011 Plan, which includes approximately 30 officers and 1,060 employees who are not officers, and seven non-employee directors.

Stock Options. The 2011 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify.  Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in the Company’s capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2011 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, or by delivery (or attestation to the ownership) of shares of Common Stock of the Company that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price of a designated number of shares of our Common Stock over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant.

Restricted Stock.  The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.  The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2011 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event.  The 2011 Plan provides that upon the effectiveness of a "sale event" as such term is defined in the 2011 Plan, and except as otherwise provided by the Compensation Committee in an award agreement, the Committee may take any of the following actions: (i) provide that the awards will be assumed with appropriate adjustments by the acquiring or succeeding corporation; (ii) provide that all unexercised options will terminate; or (iii) provide for a cash payment.

Adjustments for Stock Dividends, Stock Splits and Other Events.  The 2011 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2011 Plan, up to certain limits in the 2011 Plan, and to any outstanding awards and/or to the price for each share of Common Stock subject to outstanding awards of stock options and stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2011 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Unless otherwise provided by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2011 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2011 Plan will be subject to approval by the stockholders. Amendments shall also be subject to approval by the stockholders if and to the extent determined by the Compensation Committee to be required by the Internal Revenue Code to preserve the qualified status of incentive options.

Effective Date of 2011 Plan.  The Board adopted the 2011 Plan on February 12, 2011, and the 2011 Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the 2011 Plan after May 3, 2021. If the 2011 Plan is not approved by stockholders, the 2008 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

The 2011 Plan is to be administered by the Committee, which will determine the persons to be granted awards under the 2011 Plan and the number and type of awards to be granted. It is expected that the Committee will consider an unknown number and type of awards for grant to the Named Executive Officers and the Non-Employee Directors following the Annual Meeting of Stockholders in May 2011.  The exercise price of any option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant. A “New Plan Benefits” table is not provided because no awards have been granted under the 2011 Plan and all award grants are subject to the Compensation Committee’s discretion.  Accordingly, it is not possible to determine who will receive awards or the type or amount of any award which may be made if the 2011 Plan is approved by stockholders at the Annual Meeting.

Certain Federal Tax Consequence.  The grant of stock options under the 2011 Plan normally will not result in any federal income tax consequences to the grantee or to the Company.

Upon exercise of a non-statutory stock option the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee’s subsequent disposition of the shares will receive capital gain or loss treatment.

In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), except that if the incentive option, if exercisable, is exercised more than three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, or within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a “disqualifying disposition”) equal to the lesser of: (i) the difference between the amount realized on the disposition and the exercise price; or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee’s alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

The grant of a stock appreciation right does not itself result in taxable income, nor does taxable income result merely because a stock appreciation right becomes exercisable.  Generally, if a grantee exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right, the grantee will have ordinary income equal to the amount of any cash and the fair market value of any stock received.

Grantees of restricted stock will recognize no income at the time of grant. On the date that the restrictions lapse, the recipient will recognize ordinary compensation income on the difference between the amount paid for such stock (normally zero) and the fair market value of these shares on that date. Any gain or loss on the recipient’s later disposition of the shares will receive capital gain or loss treatment.

Recipients of restricted stock may, within 30 days after issuance, make a “Section 83(b) election” to recognize the fair market value of that restricted stock as ordinary compensation income in the year that the restricted stock is received. If that election is made, the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

A grantee will not be deemed to received any taxable income upon the grant of restricted stock units (“RSUs”).  When vested RSUs are settled and distributed, the grantee will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less any amount paid for the RSUs.  Upon the later sale of the shares, the difference between the fair market value at settlement and the sale price will be capital gain or loss.

Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation.  Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in the amount equal to 20% of the deferred amount, and a possible interest charge.  Stock options and stock appreciation rights granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.  Stock options and stock appreciation rights that would be awarded under the 2011 Plan are intended to be eligible for this exception.

Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

Capital gain or loss is treated as long term or short term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock).  Capital gain income is not subject to tax withholding.

The foregoing is only a summary of the federal income tax consequences of 2011 Stock Benefit Plan transactions and is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2011 STOCK BENEFIT PLAN.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

The Audit Committee has appointed, and the Board of Directors has ratified, the appointment of the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, L.L.P.) has served as the Company’s independent registered public accounting firm since commencement of the Company’s operations and is considered by the Audit Committee, the Board of Directors and management of the Company to be well qualified.  The stockholders are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP.  If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2011 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is composed entirely of independent Directors as required by applicable securities laws and the current listing standards of the NYSE.  Its members are identified at the end of this report.  The Audit Committee operates under a written charter adopted by the Committee and the Board.

As described more fully in its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Among other matters, the Audit Committee is responsible for the selection and oversight of the Company’s independent registered public accounting firm.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The independent registered public accounting firm is responsible for performing an integrated audit on the Company’s consolidated financial statements, as well as on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board (United States), and for issuing a report thereon.  The Committee, in carrying out its role, relies on the Company’s senior management and its independent public accountants.

During 2010, the Committee met four times.  The Committee’s meetings include, no less frequently than quarterly, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management and executive sessions with the Company’s management without the presence of the Company’s independent registered public accounting firm.  The Committee also meets in executive session with the Company’s Vice President - Internal Audit without the presence of the Company’s management.

As part of its oversight responsibility, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance.  Management advised the Committee that each set of the Company’s financial statements was prepared in accordance with generally accepted accounting principles and significant accounting and disclosure issues were reviewed with the Committee.  In addition, the Committee continued to monitor the scope and adequacy of the Company’s internal audit program.

The Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).  In addition, the Company’s independent registered public accounting firm provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Committee discussed with the independent registered public accounting firm their independence from management and the Company.

All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services have been reviewed and pre-approved by the Audit Committee, which has also considered whether the provision of any non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Stephen R. Blank, Chair
Alan L. Gosule
Charles J. Koch
Paul L. Smith

Principal Accounting Fees and Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.  The Committee pre-approves on an annual basis the provision of certain audit, audit-related and tax services specifically described to the Committee.  Any additional engagements require separate pre-approval.  As permitted by the SEC’s rules, for 2009 and 2010 the Audit Committee authorized its then current Chair, Paul Smith, to approve any additional non-audit services to be provided by the independent registered public accounting firm, provided that such service is permitted under applicable regulations and reported to the full Audit Committee at its next meeting.  As the new Audit Committee Chair, Stephen Blank has been authorized to exercise those approval rights.

All of the services described below for 2010 and 2009 were pre-approved by the Audit Committee.  The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintenance of the firm’s independence in the conduct of its audit function and determined that such services were compatible with the maintenance of independence.

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2010 and 2009, were:

	2010	2009
Audit fees (1)	$800,795	$787,350
Audit-related fees (2)	56,250	65,175
Tax fees (3)	147,050	152,120
All other fees (4)	51,944	53,240
Total fees	$1,056,039	$1,057,885

(1)           Audit fees consisted of professional services rendered for the annual audits and quarterly reviews of the Company’s consolidated financial statements as well as the audits of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)           Audit-related fees consisted of assurance and related services in connection with issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

(3)           Tax fees consisted of services related to preparation of tax returns and claims for refunds, $117,000 for 2010 and $117,000 for 2009 and tax planning and tax advice of $30,050 for 2010 and $35,120 for 2009.

(4)           All other fees consisted of license fees for software developed by PricewaterhouseCoopers LLP, including those that assist with partner allocations for Home Properties, L.P.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company.  In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.  The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s Proxy Statement and form of proxy for the 2012 Annual Meeting of Stockholders must be received by the Company by the close of business on December 2, 2011.  Any proposal submitted outside the process of Rule 14a-8 received after December 31, 2011 will not, under the rules of the SEC, be considered timely for presentation at the 2012 Annual Meeting.  A proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy, and the proponent or a representative of the proponent must attend the annual meeting to present the proposal.

Form 10-K

Copies of the 2010 Form 10-K may be obtained without charge from Shareholder Services, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604.  A copy of the Form 10-K is also available through the Company’s website at www.homeproperties.com or from the SEC at its website at www.sec.gov.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting.  If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY.  PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

EXHIBIT A

HOME PROPERTIES, INC.

2011 STOCK BENEFIT PLAN

HOME PROPERTIES, INC.
2011 STOCK BENEFIT PLAN

1.           PURPOSES OF THE PLAN

The purposes of this 2011 Stock Benefit Plan (the “Plan”) are to enable Home Properties, Inc. and its Subsidiaries to attract and retain the services of individuals who are important to the future success of the Company, including key employees, as well as members of the Board of Directors and other key persons (including consultants and prospective employees) and to provide them with increased motivation and incentive to exert their best efforts to enhance the long term value of the Company by enlarging their personal stake in its success.

2.	GENERAL PROVISIONS

2.1	Definitions.

The following terms used in the Plan and any Award Certificate shall have the meaning set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which NYSE is closed for trading.

“Code” means the Internal Revenue Code of 1986, including any and all amendments thereto.

“Committee” means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2 or the Board of Directors acting as a committee of the whole.  Until changed by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.

“Common Stock” means the Company’s Common Stock, $.01 par value.

“Company” means Home Properties, Inc. and any of its predecessors or successors and, except where the context clearly indicates otherwise, its Subsidiaries.

“Dividend Equivalent Right” means an Award entitling the Participant to receive cash or shares of Common Stock as and at the times specified in the Award Certificate equivalent to the dividends that would have been paid on the number of shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

“Effective Date” means May 3, 2011 or such other date on which the Plan is approved by stockholders of the Company.

“Eligible Director” means a member of the Company’s Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

“Exchange Act” means the Exchange Act of 1934, including any and all amendments thereto.

Table of Contents Exhibit

“Executive Officer” means each officer of the Company who is subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act.

“Exercise Date” means the date on which the Corporate Secretary of the Company or designee shall have received all documents and payments required for a Participant to exercise all or a portion of any Award.

“Fair Market Value” on any given date means the last reported sale price at which a share of Common Stock is traded on such date or, if no shares of Common Stock are traded on such date, the most recent date on which a share of Common Stock was traded, as reflected on the NYSE or, if the Common Stock is not then listed on the NYSE, any other national securities exchange on which the Common Stock is traded.

“Incentive Stock Option” means a Stock Option granted under the Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

“NYSE” means the New York Stock Exchange or other national securities exchange where the Common Stock is principally traded at the time.

“Non-Qualified Stock Option” means a Stock Option granted under the Plan that is not an Incentive Stock Option.

“Participant” means a person to whom an Award has been granted under the Plan.

“Restricted Stock Award” means an Award of shares of Common Stock to a Participant subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Restricted Stock Units” means an Award entitling the Participant to receive at a future date a number of shares of Common Stock, subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or (ii) the sale or other transfer of all or substantially all of the Common Stock of the Company to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity or cash).

“Sale Price” means the value of the consideration payable for shares of Common Stock pursuant to a Sale Event, as determined by the Committee in its sole discretion if the consideration consists of property other than cash, or securities which are actively traded in a public market in the United States.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock Appreciation Right” means an Award entitling the Participant to receive shares of Common Stock or cash or a combination of shares and cash having a value equal to the excess of the Fair Market Value of the Common Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Stock Option” means an option permitting the Participant to acquire shares of Common Stock at the times, in the amounts, for the exercise price, and subject to the terms and conditions set forth in the Award Certificate.  Stock Options may be either Incentive Stock Options or Non-Qualified Stock Options granted under the Plan.

“Subsidiary” means any of Home Properties, L.P., Home Properties Resident Services, Inc., or any partnership of which the Company is general partner and holder of a majority of interests or any other entity in which the Company, directly or indirectly owns 50% or more of the voting power for the election of the governing body of such entity, and “Subsidiaries” means all such entities.

Table of Contents Exhibit

“Transaction” shall have the meaning given to it in Section 10.3.

“Unrestricted Stock Award” means an Award of shares of Common Stock free of any restrictions.

2.2	Administration of the Plan.

(a)           The Plan shall be administered by the Committee which shall at all times consist of three (3) or more persons, each of whom shall be members of the Board of Directors and shall qualify as an “independent director” within the meaning of the NYSE Listed Company Manual, as amended from time to time and any successor thereto, and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

(b)           The Committee shall have the full power and authority to:

(i)           interpret and administer the Plan, and any Awards made under it;

(ii)           make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Award in a manner and to the extent it shall deem necessary to make the Plan fully effective);

(iii)           determine those persons to whom Awards shall be granted and the number of Awards and the nature and type of the Awards to be granted to any person subject to any limitations imposed by applicable law or regulations or resolutions of the Board of Directors of the Company;

(iv)           determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the provisions of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of Award Certificates;

(v)           to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)           subject to the provisions of Sections 3.3 and 3.7, to extend at any time the period in which Stock Options may be exercised; and

(vii)           generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final, binding and conclusive.  In no event and notwithstanding anything to the contrary herein, the Committee may not extend the exercise period of any Option or otherwise amend any of the terms of an outstanding Stock Option if such extension or amendment would result in a violation of Code Section 409A or if such extension would cause such Stock Option to no longer be exempt from the provisions of such Section 409A.

(c)           The Committee may act only by a majority of its members then in office; however, the Committee may authorize any officer of the Company to execute and deliver documents evidencing Awards or other actions of the Committee.

Table of Contents Exhibit

(d)           The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to any individual who is not an Executive Officer of the Company.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(e)           Awards under the Plan shall be effective when approved by the Committee or its delegates, or at such later date as may be specified at such time by the Committee or its delegates, and shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f)           None of the members of the Board of Directors or the Committee, nor any delegate of the Committee acting pursuant to such delegated authority, shall be liable for any action taken or omitted to be taken or for any determination made by in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Board and the Committee and any delegate against any cost or expense (including reasonable attorney’s fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission in connection with the administration or interpretation of the Plan to the fullest extent permitted by law and/or under the Company’s articles or bylaws, any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company, whichever is broadest in extent.

2.3	Effective Date.

This Plan has been adopted by the Board of Directors and shall be effective on the Effective Date.

2.4	Duration.

No Awards, other than Incentive Stock Options, may be granted hereunder after the tenth anniversary of the Effective Day and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

2.5	Shares Subject to the Plan.

The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be the sum of: (i) three million (3,000,000), plus (ii) a number of shares equal to the number of shares remaining available for grant under the Company’s 2008 Stock Benefit Plan as of the Effective Date or which thereafter would have become available under such plan upon expiration of outstanding grants unexercised or the forfeiture of any outstanding grants, subject to adjustment as provided in Section 10.2.  The grant of any full value Award (i.e., an Award other than a Stock Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award of 4.28 shares of Common Stock for each such share of Common Stock actually subject to the Award.  The grant of a Stock Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Common Stock available for issuance under this Section 2.5, as an Award for one share of Common Stock for each such share of Common Stock actually subject to the Award.  Any forfeiture, cancellation or other termination (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Common Stock under the Plan in the same manner.  Notwithstanding the foregoing, the following shares of Common Stock shall not be added to the shares authorized for grant under the Plan:  (1) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding; and (2) shares, reserved for issuance upon the grant of a Stock Appreciation Right, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of a Stock Appreciation Right.

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The Awards shall be subject to adjustment in accordance with Sections 10.2 and 10.3 and shares to be issued upon exercise of Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.

2.6	Amendments; Termination of Awards or the Plan.

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in the law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Notwithstanding the above, repricing of Options or Stock Appreciation Rights shall not be permitted without stockholder approval.  For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following):  (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 10.2 or 10.3.  To the extent: (a) required under the rules of any securities exchange or market system on which the Common Stock is listed, (b) determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or (c) as otherwise required by applicable law, Plan amendments shall be subject to approval by the holders of Common Stock entitled to vote at a meeting of stockholders.  Nothing in this Section 2.6 shall limit the Committee’s authority to take any action permitted pursuant to Section 10.2 or 10.3.

2.7	Participants and Grants.

Awards may be granted by the Committee to Eligible Directors and to those employees of the Company or other key persons (including consultants and prospective employees) who the Committee determines have the capacity to make a substantial contribution to the success of the Company.  Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award.

3.	STOCK OPTIONS

3.1	General.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

The Committee in its discretion may grant Stock Options to any Eligible Director, eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 3.1 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

3.2	Exercise Price.

Except as otherwise provided in Sections 3.7(d) and 10.2, the exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.  Other than any adjustments pursuant to Section 10.2, the exercise price per share of Common Stock subject to a Stock Option may not be reduced after the Stock Option is granted.  No outstanding Stock Option may be surrendered as consideration for the grant of a new Stock Option with a lower exercise price or for cash.

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3.3	Term.

Except as otherwise provided in Section 3.7(d), the duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4	Exercise.

Stock Options shall be exercisable at such time or times as the Committee shall specify when granting the Stock Option, subject to acceleration of the vesting period upon the occurrence of certain events as provided in the applicable Award Certificate or at the discretion of the Committee.  Once exercisable, a Stock Option shall be exercisable, in whole or in part, until the expiration or termination of its term by giving a notice of exercise by the person exercising the Stock Option, to the Corporate Secretary of the Company at the principal office of the Company, or to such other individual or entity and address as specified by the Corporate Secretary, specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full exercise price for the number of shares being purchased and any amount required to be withheld (as described in Section 10.5).  The date both such notice and payment are received by the office of the Corporate Secretary of the Company, or the Corporate Secretary’s designee, shall be the “Exercise Date” of the Stock Option as to such number of shares.  No Stock Option may at any time be exercised with respect to a fractional share.

3.5	Payment of Exercise Price.

The exercise price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as described in Section 10.5, may be paid:

(a)           by the delivery of cash, or a check for good funds, bank draft or money order payable in United States dollars to the order of the Company; or

(b)           by the delivery (or attestation to the ownership) by the Participant to the Company or its designee of whole shares of Common Stock already owned by the Participant for at least six months (and in the case of delivery of shares acquired by exercise of an Incentive Stock Option, for at least one year) having an aggregate Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate of the exercise price of Common Stock as to which the Stock Option is then being exercised; or

(c)           so long as not prohibited by law, by delivery by the Participant of a properly executed exercise notice to the Company or its designee, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price, and, if requested, any applicable withholding taxes and commissions; or

(d)           with respect to Non-Qualified Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the number of whole shares (rounding up) with a Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate exercise price; or

(e)           by any combination of (a), (b), (c) or (d) above.

In addition to those expressly set forth herein or in any Award Certificate, the Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the exercise price payable by such Participant upon the exercise of a Stock Option.

To facilitate the payment alternative described in paragraph (c) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms and the Participant or other person exercising the Stock Option must comply with such procedures.  The issuance of shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant by the Company or its designee of the full exercise price for such shares and the fulfillment of any other requirements contained in the Stock Option Award Certificate or applicable provisions of laws.  In the event a Participant chooses to pay the purchase price by attestation with respect to previously-owned shares of Common Stock, the shares of Common Stock issued to the Participant upon the exercise of the Stock Option shall be net of the number of shares attested to.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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3.6	Limitation of Rights.

Neither the recipient of an Option under the Plan nor the recipient’s successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to an Option granted to such person until the date of issuance of such shares of Common Stock.

3.7	Special Rules for Incentive Stock Options.

Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a)           Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

(b)           To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other plan of the Company or a Subsidiary, exceeds $100,000 (determined by using the Fair Market Value as of the grant date), such Stock Options shall be treated as Non-Qualified Stock Options.

(c)           Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the exercise price per share paid upon exercise and the date of disposition.

(d)           No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

4.	STOCK APPRECIATION RIGHTS.

4.1	General.

A Stock Appreciation Right shall entitle the Participant to exercise all or a specified portion of the Stock Appreciation Right from time to time in accordance with its terms, and to receive from the Company an amount, determined by multiplying (a) the difference obtained by subtracting the exercise price of the Stock Appreciation Right from the Fair Market Value of the Common Stock on the Business Day immediately preceding the date of exercise, by (b) the number of shares of Common Stock with respect to which the Stock Appreciation Rights is then being exercised.  In the sole discretion of the Committee, the payment upon exercise of a Stock Appreciation Right may be in cash, in Common Stock of equivalent Fair Market Value, in some combination thereof, or in any other manner approved by the Committee.  The Committee’s determination regarding the form of Stock Appreciation Right payout shall be set forth in the Award pertaining to the grant of the Stock Appreciation Right.

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4.2	Exercise Price of Stock Appreciation Rights.

The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

4.3	Grant and Exercise of Stock Appreciation Rights.

Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 3 of the Plan.  Stock Appreciation Rights shall be exercisable at such time or times as the Committee shall specify when granting the Stock Appreciation Right, subject to acceleration of the vesting period upon the occurrence of certain events as provided in the applicable Award Certificate or at the discretion of the Committee.  Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, until the expiration or termination of its term by giving a notice of exercise by the person exercising the Stock Appreciation Right, to the Corporate Secretary of the Company at the principal office of the Company, or to such other individual or entity and address as specified by the Corporate Secretary, specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised together with any amount required to be withheld (as described in Section 10.5).  The date both such notice and payment are received by the office of the Corporate Secretary of the Company, or the Corporate Secretary’s designee, shall be the “Exercise Date” of the Stock Appreciation Right as to such number of shares.  No Stock Appreciation Right may at any time be exercised with respect to a fractional share.

4.4	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee in granting the Award and set forth in the Award Certificate.  The term of a Stock Appreciation Right may not exceed ten years.

5.           RESTRICTED STOCK AWARDS

5.1	Nature of Restricted Stock Awards.

The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of performance-based goals.  The terms and conditions of each Award Certificate relating to a Restricted Stock Award grant shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.

5.2	Rights as a Stockholder.

Upon the grant of the Restricted Stock Award, and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting and dividends of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate.  Unless the Committee shall otherwise determine: (a) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or its transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 5.4 below, and (b) certificates representing certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 5.4 below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

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5.3	Restrictions.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Committee either in the Award Certificate or, as provided in Section 2.2(b) and  2.6 above, in writing after the Award is issued, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company (at its original purchase price, if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, the Company may cancel any certificates held as provided in Section 5.2.

5.4	Vesting of Restricted Stock.

The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have one or more performance-based goals, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such shares shall not be fewer than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Participant’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 5.3 above.

5.5	Section 83(b) Election.

Pursuant to Section 83(b) of the Code, a Participant may elect within 30 days of the date of grant to include in his or her gross income the Fair Market Value of the Restricted Stock covered by an Award in the taxable year of grant.  The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the date of grant.  If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.

6.	RESTRICTED STOCK UNITS

6.1	General.

A Restricted Stock Unit shall entitle a Participant to receive a share of Common Stock at a future date, subject to the terms and conditions established by the Committee and set forth in the Award Certificate.

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6.2	Nature of Restricted Stock Units.

The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant as set forth in the Award Certificate.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of performance-based goals.  The terms and conditions of each Award Certificate relating to the Restricted Stock Unit grant shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.  Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have one or more performance-based goals, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such Award shall not be fewer than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period.  At the end of the restriction period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Common Stock.  To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

6.3	Rights as a Stockholder.

A Participant shall have the rights as a stockholder only as to shares of Common Stock issued to the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the phantom shares of Common Stock underlying the Participant’s Restricted Stock Units, subject to such terms and conditions as the Committee may determine.

6.4	Termination.

Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

7.	UNRESTRICTED STOCK AWARDS

7.1	Grant or Sale of Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) shares of Common Stock as an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

8.	DIVIDEND EQUIVALENT RIGHTS.

8.1	Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units or Restricted Stock Award, or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of a Restricted Stock Units or Restricted Stock Award may also contain terms and conditions different from such other Award.

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8.2	Interest Equivalents.

Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

8.3	Termination.

Except as may otherwise be provided by the Committee either in the Award Certificate or, subject to Section 2.6 above, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units or Restricted Stock Award that has not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

9.	TRANSFERABILITY OF AWARDS

9.1	Transferability.

Except as provided in Section 9.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

9.2	Committee Action.

Notwithstanding Section 9.1, the Committee, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

9.3	Family Member.

For purposes of Section 9.2, “family member” shall mean a Participant’s child, stepchild, grandchild, stepgrandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

9.4	Designation of Beneficiary.

Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

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10.	MISCELLANEOUS PROVISIONS.

10.1	Effect of Leaves of Absence.

It shall not be considered a termination of employment for purposes of this Plan when a Participant is on a leave of absence for military service, family medical leave or illness, or for any other purpose as provided by law, the policies of the Company or as otherwise approved by the Company, if the employee’s right to re-employment (or other business relationship) is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

10.2	Recapitalizations.

If, through or as a result of any reorganization, recapitalization, reclassification, Common Stock dividend, Common Stock split, reverse Common Stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in:  (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number of Awards that can be granted to any one individual participant; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iv) the price for each share subject to any then outstanding Award (such that the aggregate exercise or purchase price for the number of shares subject to the Award shall be the same both before and after the adjustment).  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

10.3	Sale Events.

Upon consummation of a Sale Event in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), unless otherwise provided in an Award Certificate, the Committee may, in its discretion, take any one or more of the following actions, as to outstanding Awards:  (i) provide that such Stock Options and Stock Appreciation Rights shall be assumed, or equivalent Stock Options and Stock Appreciation Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participants, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the Transaction unless exercised by the Participant within a specified period following the date of such notice, and/or (iii) in the event of a Sale Event under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, make or provide for a cash payment to the Participants equal to the difference between (a) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (b) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.  In the event Stock Options and Stock Appreciation Rights will terminate upon the consummation of the Transaction as provided in clause (ii), each Participant shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options and Stock Appreciation Rights, subject to the consummation of the Transaction.  At the option of the Committee in its sole discretion, any Award which is not “in the money” as of the date of consummation of the Transaction may be canceled automatically without any action of the Participant and without consideration.

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10.4	Substitute Awards.

The Committee may grant Awards under the Plan in substitution for common stock and common stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or common stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute awards granted under this Plan shall not count against the share limitation set forth in Section 2.5.

10.5	Withholding.

Awards under this Plan are subject to the Company’s obligations under applicable federal, state and local tax withholding requirements. Unless otherwise provided by the Committee in the notice of Award, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (iii) in a combination of (i) and (ii).  If the Participant shall fail to pay in cash, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to (or shares of Common Stock having a Fair Market Value equal to) any federal, state or local taxes of any kind required to be withheld by the Company.

10.6	Compliance with Law and Approval of Regulatory Bodies; Awards Exercised by or Payable to Person other than Participant.

(a)           No Award shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed.  Any share certificate issued, or any notice of issuance of uncertificated shares to evidence shares for which an Award is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.  No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

(b)           In the case of the exercise of a Stock Option, Stock Appreciation Right or other Award by, or the direction to the Company to make any payment or issue and shares of Common Stock under any Award to, a person, beneficiary or estate acquiring the right to exercise the Award as a result of the incapacity or death of the Participant or by a transferee pursuant to Section 9, the Committee may require reasonable evidence as to the ownership of the Award and the power to exercise such rights and may require consents and releases of taxing authorities that it may deem advisable.

10.7	Compliance with Code Section 409A.

No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Committee shall exercise its powers under this Plan in a manner that is consistent with this intent and all applicable requirements under Code Section 409A.  Notwithstanding any other provision of the Plan, the Committee may in its discretion amend the Plan or any Award Certificate so as to comply with applicable requirements of Section 409A of the Code.

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10.8	No Right to Employment or Directorship.

Neither the adoption of the Plan nor its operation, nor any Award Certificate or other document describing or referring to the Plan, or any part thereof, nor the granting of any Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

10.9	Exclusion from Pension Computations.

By acceptance of any Award under the Plan, the Participant shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration”, “wages”, “salary” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

10.10	Severability.

The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Plan, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.  If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative as to directors and Executive Officers to the extent they so conflict with the requirements of Rule 16b-3.

10.11	Interpretation of the Plan.

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof.  The use of the masculine gender shall also include within its meaning the feminine.  The use of the singular shall also include within its meaning the plural and vice versa.  The Plan and Awards hereunder are intended to be exempt from Section 409A and shall be interpreted consistently with such intention.

10.12	Construction of Plan.

The place of administration of this Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of New York except for mandatorily applicable provisions of Maryland law.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Home Properties, Inc.

INTERNET
http://www.proxyvoting.com/hme
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
94159

▼ FOLD AND DETACH HERE ▼

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 4 AND 5 AND "FOR" THE ANNUAL OPTION IN PROPOSAL 3.
THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please mark your votes as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL ONE, FOR PROPOSALS TWO, FOUR AND FIVE AND FOR AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION IN PROPOSAL THREE.

	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	*EXCEPTIONS
PROPOSAL ONE - To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.	☐	☐	☐

Nominees

01 Stephen R. Blank
02 Alan L. Gosule
03 Leonard F. Helbig, III
04 Charles J. Koch
05 Thomas P. Lydon, Jr.
06 Edward J. Pettinella
07 Clifford W. Smith, Jr.
08 Amy L. Tait

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
PROPOSAL TWO - Advisory vote on executive compensation	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
PROPOSAL THREE - Advisory vote on frequency of future votes on executive compensation	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL FOUR - To approve the Home Properties, Inc. 2011 Stock Benefit Plan	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL FIVE - To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011.	☐	☐	☐

Please mark, sign, date and return this proxy card using the enclosed envelope.

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: (Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

Signature ______________________ Signature ______________________ Date __________

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2011

The undersigned hereby appoints Edward J. Pettinella and David P. Gardner as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2011 Annual Meeting of Stockholders of the Company to be held at 9 a.m. on May 3, 2011 and any adjournment thereof.

The Meeting will be held at Clinton Square, 14th Floor, Rochester, New York. Clinton Square is located at the northwest corner of Clinton Avenue and Broad Street in downtown Rochester, New York. There will be no formal presentation at the Annual Meeting other than a brief report on the outcome of the stockholder vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#
94159